UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934 (Amendment No.          )

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The Dow Chemical Company
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The Dow Chemical Company

Midland, Michigan 48674

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 14, 2009 AT 10:00 A.M. EDT

March 31, 2009

Dear Stockholder of The Dow Chemical Company:

We are pleased to invite you to the Annual Meeting of Stockholders of The Dow Chemical Company to be held on Thursday, May 14, 2009, at 10:00 a.m. Eastern Daylight Time, at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. A map is printed on the back page of this Proxy Statement and is also included on your admittance ticket. At the Meeting, stockholders will vote on the following matters either by proxy or in person:

  •
  Election of the twelve Directors named in the attached Proxy Statement.

  •
  Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2009.

  •
  Five proposals submitted by stockholders, if properly presented.

  •
  Transaction of any other business as may properly come before the Meeting.

Your vote is important. Whether or not you plan on attending the Meeting, please vote your shares as soon as possible on the Internet, by telephone or by mail. Your Board of Directors has set the close of business on March 16, 2009, as the record date for determining stockholders who are entitled to receive notice of the Annual Meeting and any adjournment, and who are entitled to vote. A list of stockholders entitled to vote shall be open to any stockholder for any purpose relevant to the Meeting for ten days before the Meeting, during normal business hours, at the Office of the Corporate Secretary, 2030 Dow Center, Midland, Michigan.

A ticket of admission or proof of stock ownership is necessary to attend the Meeting. A ticket is included with your proxy material. Stockholders with registered accounts or who are in the Dividend Reinvestment Program or employees' savings plans should check the box on the voting form if attending in person. Other stockholders holding stock in nominee name or beneficially through a bank or broker (in "street name") need only bring their ticket of admission. Street name holders without tickets will need proof of record date ownership for admission to the Annual Meeting, such as a March 2009 brokerage statement or letter from the bank or broker. Questions may be directed to 877-227-3294 (a toll-free telephone number in the United States and Canada) or 989-636-1792, or faxed to 989-638-1740.

Since seating is limited, the Board has established the rule that only stockholders may attend or one person holding a proxy for any stockholder or account (in addition to those named as Board proxies on the proxy forms). Proxy holders are asked to present their credentials in the lobby before the Annual Meeting begins. If you are unable to attend the Meeting, please listen to the live audio webcast at the time of the Meeting, or the audio replay after the event, at www.DowGovernance.com.

Thank you for your continued support and your interest in The Dow Chemical Company.

Charles J. Kalil
Executive Vice President,
General Counsel and Corporate Secretary

®™ Trademark of The Dow Chemical Company

2009 ANNUAL MEETING OF STOCKHOLDERS
THE DOW CHEMICAL COMPANY

Notice of the Annual Meeting and Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON
THURSDAY, MAY 14, 2009 AT 10:00 A.M. EDT

The 2009 Proxy Statement, 2008 Form 10-K and Stockholder Summary and
the 2008 Corporate Report are available at www.DowGovernance.com/proxy

VOTING PROCEDURES

In the following pages of this Proxy Statement, you will find information on your Board of Directors, the candidates for election to the Board, and six other agenda items to be voted upon at the Annual Meeting of Stockholders and any adjournment or postponement of that Meeting. The background information in this Proxy Statement has been supplied to you at the request of the Board of Directors to help you decide how to vote and to provide information on the Company's corporate governance and compensation practices. References in this document to the Company and Dow mean The Dow Chemical Company. This Proxy Statement is first being distributed to stockholders on or about March 31, 2009.

Vote Your Shares in Advance

The enclosed voting form will help you cast your vote on the Internet, by telephone or by mail. Your shares will be voted if the voting form is properly executed and received by the independent Inspector of Election prior to the Meeting. If no specific choices are made by you when you execute your voting form, as explained on the form, your shares will be voted as recommended by your Board of Directors.

You may revoke your voting proxy at any time before its use at the Meeting by sending a written revocation, by submitting another proxy on a later date, or by attending the Meeting and voting in person. No matter which voting method you choose, however, you should not vote any single account more than once unless you wish to change your vote. Be sure to submit votes for each separate account in which you hold Dow shares.

Confidential Voting

The Company has a long-standing policy of vote confidentiality. Proxies and ballots of all stockholders are kept confidential from the Company's management and Board unless disclosure is required by law and in other limited circumstances. The policy further provides that employees may confidentially vote their shares of Company stock held by the Company's employees' savings plans, and requires the appointment of an independent tabulator and inspector of election for the Meeting.

Dividend Reinvestment Program Shares and Employees' Savings Plans Shares

If you are enrolled in the Dividend Reinvestment Program ("DRP"), the shares of common stock owned on the record date by you directly, plus all shares of common stock held for you in the DRP, will appear together on a single voting form. The DRP administrator, BNY Mellon Shareowner Services, will vote all shares of stock held in your DRP account as directed by you only if you return your proxy form. If no specific instruction is given on an executed proxy form, the DRP administrator will vote as recommended by your Board of Directors.

Participants in various employees' savings plans, including The Dow Chemical Company Employees' Savings Plan, The Dow Chemical Company Employee Stock Ownership Plan and the PolyOne Retirement Savings Plan (the "Plan" or "Plans"), will receive, as appropriate, a confidential voting instruction form, in addition to voting forms for any shares held in registered and street name. Your executed form will provide voting instructions to the respective Plan Trustee. If no instructions are provided, the Trustees will vote the respective Plan shares according to the provisions of each Plan.

Dow Shares Outstanding and Quorum

At the close of business on the record date, March 16, 2009, there were 925,833,022 shares of Dow Common Stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. There are no shares of preferred stock outstanding as of the record date. A majority of the outstanding shares of common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting. Broker non-votes occur when a person holding shares in street name, meaning through a brokerage firm, does not provide instructions as to how to vote their shares and the broker is not permitted to exercise voting discretion.

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4 2009 DOW PROXY STATEMENT

VOTING PROCEDURES (continued)

Proxies on Behalf of the Dow Board

The enclosed voting form is being solicited by your Board of Directors to provide an opportunity to all stockholders of record to vote on agenda items, whether or not the stockholders are able to attend the Meeting or an adjournment or postponement thereof. Proxies on behalf of the Board may be solicited in person, by mail, by telephone or by electronic communication by Dow officers and employees. The proxy representatives of the Board of Directors will not be specially compensated for their services in this regard.

Dow has retained D. F. King & Co., Inc. to aid in the solicitation of stockholders (primarily brokers, banks and other institutional investors) for an estimated fee of $20,000, plus out-of-pocket expenses. Arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send materials to their principals, and their reasonable expenses will be reimbursed on request. The cost of solicitation will be borne by the Company.

2009 DOW PROXY STATEMENT 5

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines which are available at www.DowGovernance.com. Stockholders may receive a printed copy of the Corporate Governance Guidelines without charge by contacting the Office of the Corporate Secretary.* These Guidelines were adopted by the Board of Directors in order to set forth key areas of importance in Dow corporate governance.

The Board of Directors

The ultimate authority to oversee the business of The Dow Chemical Company rests with the Board of Directors. The role of the Board is to effectively govern the affairs of the Company for the benefit of its stockholders and, to the extent appropriate under Delaware corporation law, other constituencies including employees, customers, suppliers and communities in which it does business. Among other duties, the Board appoints the Company's officers, assigns to them responsibility for management of the Company's operations, and reviews their performance.

Director Independence

The Board has assessed the independence of each non-employee Director based upon the Company's Director independence standards listed on the Company's corporate governance website (www.DowGovernance.com) and attached to this Proxy Statement as Appendix A. These standards incorporate the criteria in the listing standards of the New York Stock Exchange, as currently in effect, as well as additional, more stringent criteria established by the Board. Based upon these standards, the Board has determined that the following nine members of the Board are independent: Directors Barton, Bell, Fettig, Franklin, Hess, Reilley, Ringler, Shaw and Stern. These independent Directors constitute a substantial majority of the Board, consistent with Board policy. No independent Director left the Board in 2008.

When assessing independence, the Governance Committee and the Board consider all relationships between the Directors and the Company, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Company screens for such relationships using an annual Directors and Officers Questionnaire that requires disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. Given the large size of our Company and its diverse commercial and geographic markets, there are times when Dow sells products to, or purchases products or services from, other companies for which Dow Directors serve as executive officers or directors. The Governance Committee and the Board took into account the fact that Messrs. Bell, Fettig and Hess served as executive officers during each of the past three years of entities with which Dow made purchases or sales. All such purchases and sales were made at arms-length, commercial terms, and the Directors did not personally benefit from such transactions. In all instances, the extent of business represented less than 2% of Dow's and the other entity's revenues.

Presiding Director

The independent Directors on the Board elect a Presiding Director from among their own members. Paul G. Stern is the current Presiding Director. Among other responsibilities, the Presiding Director works with the Chairman to set the Board agenda and to determine the appropriate materials to be provided to the Directors. He leads executive sessions of the Board, serves as a member of the Executive Committee, facilitates communication between the Board and management, and serves as focal point for stockholder communications addressed to independent Directors. The Presiding Director may retain outside professionals on behalf of the Board as the Board may determine is necessary and appropriate. Contact information for the Presiding Director is shown on page 7.

*
Office of the Corporate Secretary, The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674, 989-636-1792 (telephone), 989-638-1740 (fax).

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6 2009 DOW PROXY STATEMENT

CORPORATE GOVERNANCE (continued)

Communication with Directors

Stockholders and other interested parties may communicate directly with the full Board, the Presiding Director, the non-management Directors as a group, or with specified individual Directors by any of several methods. These include mail addressed to The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674, and the "Contact Us" feature of Dow's corporate governance website at www.DowGovernance.com. The Presiding Director and other non-management Directors may also be contacted by email addressed to PresidingDirector@Dow.com. Please specify the intended recipient(s) of your letter or electronic message.

Communications will be distributed to any or all Directors as appropriate depending upon the individual communication. However, the Directors have requested that communications that do not directly relate to their duties and responsibilities as Directors of the Company be excluded from distribution and deleted from email that they access directly. Such excluded items include "spam;" advertisements; mass mailings; form letters and email campaigns that involve unduly large numbers of similar communications; solicitations for goods, services, employment or contributions; surveys; and individual product inquiries or complaints. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission. Any omitted or deleted communication will be made available to any Director upon request.

Board and Committee Meetings; Annual Meeting Attendance

The Federal securities laws require companies to report whether any Director attended fewer than 75% of the sum of the total number of Board meetings and the total number of Board committee meetings that each such respective Director was eligible to attend during the past year. There were twelve Board meetings in 2008 and 24 formal Board committee meetings. All of the Directors exceeded the attendance threshold. The Directors are encouraged to attend all Annual Meetings of Stockholders, and in 2008, all Directors then serving attended.

Executive Sessions of Directors

The non-management Directors meet in executive session in connection with each regularly scheduled meeting of the Board, and at other times as they may determine appropriate. In 2008, there were 6 executive sessions of the Board of Directors. The Audit, Compensation and Leadership Development, and Governance Committees of the Board typically meet in executive session in connection with every Committee meeting.

Board Committees

Board committees perform many important functions. The responsibilities of each Committee are stated in the Bylaws and in their respective committee charters, which are available at www.DowGovernance.com. Stockholders may receive a printed copy of the committee charters without charge by contacting the Office of the Corporate Secretary.* The Board, upon the recommendation of the Governance Committee, elects members to each committee and has the authority to change committee chairs, memberships and the responsibilities of any committee. A brief description of the current standing Board committees follows, with memberships listed as of March 16, 2009, the record date for the Annual Meeting. The Audit Committee, Compensation and Leadership Development Committee, and Governance Committee are comprised entirely of independent Directors who meet the independence requirements of the New York Stock Exchange, the U.S. Securities and Exchange Commission (as applicable) and the Company as set forth in Appendix A of this Proxy Statement.

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2009 DOW PROXY STATEMENT 7

CORPORATE GOVERNANCE (continued)

Standing Committee and Function	Chair and Members		Meetings in 2008

Audit Committee	B. H. Franklin, Chair		9

Oversees the quality and integrity of the financial statements of the Company; the qualifications, independence and performance of the independent auditors; and the Company's system of disclosure controls and procedures and system of internal control over financial reporting. Has oversight responsibility for the performance of the Company's internal audit function and compliance with legal and regulatory requirements. A more complete description of the duties of the Committee is contained in the Audit Committee charter available at www.DowGovernance.com.	J. A. Bell J. M. Fettig	D. H. Reilley P. G. Stern

Compensation and Leadership Development Committee	J. M Ringler, Chair		7

Assists the Board in meeting its responsibilities relating to the compensation of the Company's Chief Executive Officer and other senior executives in a manner consistent with and in support of the business objectives of the Company, competitive practice and applicable standards. A more complete description of the duties of the Committee is contained in the Compensation and Leadership Development Committee charter available at www.DowGovernance.com.	J. K. Barton J. B. Hess	R. G. Shaw

Environment, Health and Safety Committee	J. K. Barton, Chair		3

Assists the Board in fulfilling its oversight responsibilities by assessing the effectiveness of environment, health and safety programs and initiatives that support the environment, health and safety policy of the Company, and by advising the Board on matters impacting corporate citizenship and Dow's public reputation. A more complete description of the duties of the Committee is contained in the Environment, Health and Safety Committee charter available at www.DowGovernance.com.	A. A. Allemang A. N. Liveris G. E. Merszei	D. H. Reilley J. M. Ringler R. G. Shaw

Executive Committee	A. N. Liveris, Chair		0
Exercises the powers of the Board in the management and direction of the business and affairs of the Company between meetings of the full Board of Directors.	B. H. Franklin G. E. Merszei	P. G. Stern

Governance Committee	P. G. Stern, Chair		5

Assists the Board on all matters relating to the selection, qualification, and compensation of members of the Board, as well as any other matters relating to the duties of Board members. Acts as a nominating committee with respect to candidates for Directors and makes recommendations to the Board concerning the size, structure and committees of the Board. Assists the Board with oversight of governance matters. A more complete description of the duties of the Committee is contained in the Governance Committee charter available at www.DowGovernance.com.	J. A. Bell J. M. Fettig	B. H. Franklin

*
Office of the Corporate Secretary, The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674, 989-636-1792 (telephone), 989-638-1740 (fax).

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8 2009 DOW PROXY STATEMENT

CORPORATE GOVERNANCE (continued)

Board of Directors' Terms

Dow's Restated Certificate of Incorporation provides that all Directors stand for election at each Annual Meeting of Stockholders.

Director Qualifications

There are certain minimum qualifications for Board membership that Director candidates should possess, including strong values and discipline, high ethical standards, a commitment to full participation on the Board and its committees, relevant career experience, and a commitment to ethnic, racial and gender diversity. The Governance Committee has adopted guidelines to be used in evaluating candidates for Board membership. In addition to the characteristics mentioned above, the guidelines provide that candidates should possess individual skills, experience and demonstrated abilities that help meet the current needs of the Board, such as experience or expertise in some of the following areas: the chemical industry, global business, science and technology, finance and/or economics, competitive positioning, corporate governance, public affairs, and experience as chief executive officer, chief operating officer or chief financial officer of a major company. Other factors that are considered include independence of thought, willingness to comply with Director stock ownership guidelines, meeting applicable Director independence standards (where independence is desired) and absence of conflicts of interest. The Governance Committee may modify the minimum qualifications and evaluation guidelines from time to time as it deems appropriate. These Director Qualifications are posted in Dow's Corporate Governance Guidelines, available at www.DowGovernance.com, and any modifications to the Director Qualifications would be described in the Guidelines.

Nominations for Director

Among the Governance Committee's most important functions is the selection of Directors. The Committee has a long-standing practice of accepting stockholders' suggestions of candidates to consider as potential Board members, as part of the Committee's periodic review of the size and composition of the Board and its committees. Such recommendations should be sent to the Governance Committee through the Corporate Secretary.*

Under the Company's Bylaws, stockholders wishing to formally nominate a person for election as a Director at the next Annual Meeting must notify the Corporate Secretary* between December 1, 2009, and January 30, 2010. However, if the annual meeting is called for a date that is not within 30 days before or after the anniversary of the prior year's annual meeting, to be timely such notice by the stockholder must be so received not later than the close of business on the tenth day following the day such notice was distributed or public disclosure of the date of the annual meeting was made, whichever first occurs. Such notices must comply with the provisions set forth in the Bylaws. A copy of the Bylaws may be found on the Company's website at www.DowGovernance.com. Alternatively a copy of the Bylaws will be provided without charge to any stockholder who requests it in writing. Such requests should be addressed to the Corporate Secretary.*

The Governance Committee has adopted a process for identifying new Director candidates. Recommendations may be received by the Committee from various sources, including current or former Directors, a search firm retained by the Committee, stockholders, Company executives, and by self-nomination. The Governance Committee uses the same process to evaluate Director nominees recommended by stockholders as it does to evaluate nominees identified by other sources.

The evaluation of Director candidates involves several steps, not necessarily in any particular order. A preliminary analysis of a nominee involves securing a resume and other background data and comparing this data to the Director attributes mentioned above, as well as to the current needs of the Board for new members. References are checked and analyses are performed to identify potential conflicts of interest and appropriate independence from the Company. Candidate information is provided to all Governance Committee members for purposes of discussion and evaluation. If the Committee decides to further evaluate a candidate, interviews are conducted. Other steps may include requesting additional data from the candidate, providing Company background information to the candidate, and determining the candidate's schedule compatibility with Dow Board and Committee meeting dates.

Code of Business Conduct

All Directors, officers and employees of Dow are expected to be familiar with the Company's Code of Business Conduct, and to apply it in the daily performance of their Dow responsibilities. The Code of Business Conduct is intended to focus employees, officers and Directors on areas of ethical risk, help them recognize and make informed decisions on ethical issues, help create a culture of the highest ethical and business standards, and provide mechanisms to report unethical conduct. The full text of Dow's Code of Business Conduct is available at www.Dow.com, by clicking on "Our Company." Stockholders may receive a printed copy of the Code of Business Conduct without charge by contacting the Office of the Corporate Secretary.*

2009 DOW PROXY STATEMENT 9

CORPORATE GOVERNANCE (continued)

Compensation Committee Interlocks and Insider Participation

No member of Dow's Compensation and Leadership Development Committee has served as a Dow officer or employee at any time or had during 2008 any relationship requiring disclosure as a related person transaction. None of Dow's executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of Dow's Board of Directors. None of Dow's executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of Dow's Board's Compensation and Leadership Development Committee.

Related Person Transaction Policy

The Federal securities laws require public companies to describe any transaction, since the beginning of the last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. Related persons are directors and executive officers, nominees for director and any immediate family members of directors, executive officers or nominees for director and greater than 5% holders of Dow Common Stock. Companies are also required to describe their policies and procedures for the review, approval or ratification of any related person transaction.

Pursuant to Dow's Code of Business Conduct, and annual review of Director independence, the Company has had procedures in place to monitor related person transactions for several years. Upon the recommendation of the Governance Committee, the Board of Directors adopted a formal written policy (the "Policy") on related person transactions on February 15, 2007.

The Governance Committee is responsible for reviewing the material facts of all transactions that could potentially be "transactions with related persons." The Policy covers any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) the Company is a participant, and (3) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). The Governance Committee is responsible to either approve or disapprove of the entry into the transaction, subject to the exceptions listed below. If advance Committee approval of the transaction is not feasible, then the transaction shall be considered and, if the Committee determines it to be appropriate, ratified at the Committee's next regularly scheduled meeting.

The Governance Committee has determined that certain types of transactions shall be deemed to be preapproved by the Committee even if the amount involved will exceed $100,000, including: (a) employment of executive officers where the officer's compensation is either reported in the Proxy Statement or would have been reported in the Proxy Statement if the officer was a "named executive officer," and the Compensation and Leadership Development Committee approved such compensation; (b) Director compensation where such compensation is reported in the Proxy Statement; (c) certain transactions with other companies where the related person's only relationship with the other company is as a director, employee or beneficial owner of less than 10% of that company's shares, and the aggregate amount involved does not exceed the greater of $1 million or 2% of that company's total annual revenues; (d) certain Company charitable contributions where the related person's only relationship is as an employee or director of the charitable entity and where the aggregate amount does not exceed the greater of $1 million or 2% of the charitable entity's total annual receipts; (e) transactions where all stockholders receive proportional benefits; (f) transactions involving competitive bids; and (g) regulated transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities (the "Reporting Persons") to file with the U.S. Securities and Exchange Commission ("SEC") reports on Forms 3, 4 and 5 concerning their ownership of and transactions in the common stock and other equity securities of the Company, generally within two business days of a reportable transaction. As a practical matter, the Company seeks to assist its Directors and executives by monitoring transactions and completing and filing reports on their behalf.

Based solely upon a review of SEC filings furnished to the Company and written representations that no other reports were required, we believe that all Reporting Persons complied with these reporting requirements during fiscal 2008.

10 2009 DOW PROXY STATEMENT

 Agenda Item 1

CANDIDATES FOR ELECTION AS DIRECTOR

In accordance with the recommendation of the Governance Committee, the Board of Directors has nominated Arnold A. Allemang, Jacqueline K. Barton, James A. Bell, Jeff M. Fettig, Barbara Hackman Franklin, John B. Hess, Andrew N. Liveris, Geoffery E. Merszei, Dennis H. Reilley, James M. Ringler, Ruth G. Shaw and Paul G. Stern for election as Directors, to serve for a one-year term that expires at the Annual Meeting in 2010, and until their successors are elected and qualified.

Each nominee is currently serving as a Director and each has consented to serve for the new term. No new Directors joined the Board following the 2008 Annual Meeting. All nominees have previously been elected as Directors by the Company's stockholders. Information in the biographies below is current as of February 19, 2009.

The Board of Directors unanimously recommends a vote FOR the election of ALL of these nominees as Directors.

The uncontested election of Directors requires a majority of the votes actually cast for each nominee. For purposes of determining the number of votes cast, only those cast "for" or "against" are included, and a nominee must receive more "for" than "against" votes to be elected. Abstentions and broker non-votes are not included. Under the Company's Corporate Governance Guidelines, if a nominee who already serves as a director is not elected, that nominee shall offer to tender his or her resignation to the Board. The Governance Committee will then recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. Within 90 days of the certification of election results, the Board will publicly disclose its decision regarding whether to accept or reject the resignation. As explained on the accompanying proxy, it is the intention of the persons named as proxies to vote executed proxies in favor of the candidates nominated by the Board unless voting instructions are provided. If something unanticipated should occur prior to the Annual Meeting making it impossible for one or more of the candidates to serve as a Director, votes will be cast in the best judgment of the persons authorized as proxies.

Arnold A. Allemang, 66. Director since 1996.

Employee of Dow 1965-March 2008. Manufacturing General Manager, Dow Benelux N.V.* 1992-1993. Regional Vice President, Manufacturing and Administration, Dow Benelux N.V.* 1993. Vice President, Manufacturing Operations, Dow Europe GmbH* 1993-1995. Dow Vice President and Director of Manufacturing and Engineering 1996-1997. Dow Vice President, Operations 1997-2000. Executive Vice President 2000-2004. Senior Advisor 2004-2008. Member of the Board of Fellows for Saginaw Valley State University; RPM Ventures; President's Circle of Sam Houston State University; and the American Chemical Society.

Jacqueline K. Barton, 56. Arthur and Marian Hanisch Memorial Professor of Chemistry, California Institute of Technology. Director since 1993.

Assistant Professor of Chemistry and Biochemistry, Hunter College, City University of New York 1980-1982. Columbia University: Assistant Professor 1983-1985, Associate Professor 1985-1986, Professor of Chemistry and Biological Sciences 1986-1989. California Institute of Technology: Professor of Chemistry 1989 to date, Arthur and Marian Hanisch Memorial Professor of Chemistry 1997 to date. Named a MacArthur Foundation Fellow 1991, the American Academy of Arts and Sciences Fellow 1991, the American Philosophical Society Fellow 2000 and National Academy of Sciences member 2002. Named Outstanding Director 2006 by the Outstanding Director Exchange (ODX), Recipient of the Willard Gibbs Award 2006, Recipient of the American Chemical Society ("ACS") Breslow Award 2003, ACS William H. Nichols Medal Award 1997, Columbia University Medal of Excellence 1992, ACS Garvan Medal 1992, Mayor of New York's Award in Science and Technology 1988, ACS Award in Pure Chemistry 1988 and the Alan T. Waterman Award of the National Science Foundation 1985. Member of the Gilead Sciences Scientific Advisory Board. Director, GeneOhm Sciences Inc. 2001-2005.

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2009 DOW PROXY STATEMENT 11

James A. Bell, 60. Executive Vice President, Finance; Chief Financial Officer, The Boeing Company. Director since 2005.

The Boeing Company – Executive Vice President, Finance and Chief Financial Officer, 2003 to date; Senior Vice President of Finance and Corporate Controller, 2000-2003. Previous positions include Vice President of Contracts and Pricing for Boeing Space and Communications, 1996-2000; Director of Business Management of the Space Station Electric Power System at Boeing Rocketdyne unit, 1992-1996. Member of the Boards of Directors of Joffrey Ballet, The Chicago Urban League, and New Leaders for New Schools. Member of the World Business Chicago, the Chicago Economic Club, and the Commercial Club of Chicago.

Jeff M. Fettig, 51. Chairman and Chief Executive Officer of Whirlpool Corporation. Director since 2003.

Whirlpool Corporation – Chairman and Chief Executive Officer 2004 to date; President and Chief Operating Officer 1999-2004; Executive Vice President 1994-1999; President, Whirlpool Europe and Asia 1994-1999; Vice President, Group Marketing and Sales, North American Appliance Group 1992-1994; Vice President, Marketing, Philips Whirlpool Appliance Group of Whirlpool Europe B.V. 1990-1992; Vice President, Marketing, KitchenAid Appliance Group 1989-1990; Director, Product Development 1988-1989. Director of Whirlpool Corporation.

Barbara Hackman Franklin, 68. President and CEO of Barbara Franklin Enterprises and Former U.S. Secretary of Commerce. Director 1980-92 and 1993 to date.

President and CEO, Barbara Franklin Enterprises, private investment and management consulting firm, 1995 to date. Business consultant 1993-1995. U.S. Secretary of Commerce 1992-1993. President and CEO, Franklin Associates 1984-1992. Senior Fellow, Wharton School, University of Pennsylvania 1979-1988. Commissioner, U.S. Consumer Product Safety Commission 1973-1979. Staff Assistant to the President of the United States 1971-1973. Asst. Vice President, Citibank 1969-1971 and manager in corporate planning, the Singer Company 1964-1970. President's Advisory Council for Trade Policy and Negotiations 1982-1986, 1989-1992. Directorship 100, (the most influential people in corporate governance) 2007. Outstanding Director 2003, Outstanding Directors Exchange (ODX). Director of the Year, National Association of Corporate Directors 2000. John J. McCloy Award for contributions to auditing excellence 1992. Woodrow Wilson Award for Public Service 2006. Chairman Emerita of the Economic Club of New York; Chairman of the National Association of Corporate Directors. Director of the National Committee on US-China Relations, the Atlantic Council, and the US-China Business Council. Member of the PCAOB Advisory Council. Director of Aetna, Inc. Director or Trustee of three funds in the American Funds family of mutual funds; Director of JP Morgan Value Opportunities Fund, Inc.

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12 2009 DOW PROXY STATEMENT

John B. Hess, 54. Chairman and Chief Executive Officer, Hess Corporation. Director since 2006.

Hess Corporation – Employee since 1977; Director 1978 to date; Chairman and Chief Executive Officer 1995 to date. Director of National Advisory Board of J.P. Morgan Chase & Co. Member of The Business Council, The National Petroleum Council, The Council of Foreign Relations, Dean's Advisors of Harvard Business School, Board of Trustees for the Mount Sinai Hospital, Wildlife Conservation Society/NY Zoo, United Cerebral Palsy Research and Educational Foundation, and The New York Public Library. Member of the Board of Directors of Lincoln Center for the Performing Arts. Former member of the Secretary of Energy Advisory Board.

Andrew N. Liveris, 54. Dow President, Chief Executive Officer & Chairman. Director since 2004.

Employee of Dow since 1976. General manager of Dow's Thailand operations 1989-1992. Group business director for Emulsion Polymers and New Ventures 1992-1993. General manager of Dow's start-up businesses in Environmental Services 1993-1994. Vice President of Dow's start-up businesses in Environmental Services 1994-1995. President of Dow Chemical Pacific Limited* 1995-1998. Vice President of Specialty Chemicals 1998-2000. Business Group President for Performance Chemicals 2000-2003. President and Chief Operating Officer 2003-2004. President and Chief Executive Officer 2004 to date and Chairman 2006 to date. Director of Citigroup, Inc. Chairman of the U.S.-China Business Council; Vice Chairman of the U.S. Business Council; Past Chairman of the American Chemistry Council and the International Council of Chemical Associations. Member of the United States Climate Action Partnership, the American Australian Association, the Business Roundtable, the Detroit Economic Club, the National Petroleum Council and the Société de Chimie Industrielle. Member of the Board of Trustees of Tufts University.
*
A number of Company entities are referenced in the biographies and are defined as follows. (Some of these entities have had various names over the years. The names and relationships to the Company, unless otherwise indicated, are stated in this footnote as they existed as of February 19, 2009.) Dow Corning Corporation – a company ultimately 50 percent owned by Dow. Dorinco Reinsurance Company, Dow Benelux N.V., Dow Chemical Pacific Limited, Dow Credit Corporation, Dow Europe GmbH, Dow Financial Services Inc., Dow International Holdings, S.A., Liana Limited, Mycogen Corporation, Oman Petrochemical Industries Company LLC and Union Carbide Corporation – all ultimately wholly owned subsidiaries of Dow. Ownership by Dow described above may be either direct or indirect.

(continued on next page)

2009 DOW PROXY STATEMENT 13

Geoffery E. Merszei, 57. Dow Executive Vice President and Chief Financial Officer. Director since 2005.

Employee of Dow 1977-2001 and since 2005. Dow Middle East/Africa Credit Manager 1977-1980. Dow Asia Pacific Credit Manager 1980-1982. Dow Asia Pacific Finance and Credit Manager 1982-1983. Dow Germany and Eastern Europe Treasurer 1983-1986. Dow Foreign Exchange Manager 1986-1988. Director of Finance for Dow Asia Pacific 1988-1991. Director of Finance/Treasurer for Dow Europe 1991-1996. Dow Vice President and Treasurer 1996-2001. Alcan, Inc. – Executive Vice President and Chief Financial Officer 2001-2005. Dow Executive Vice President and Chief Financial Officer 2005 to date. Board member of Dow Corning Corporation*, Dow Credit Corporation*, Dow Financial Services Inc.*, Mycogen Corporation* and Oman Petrochemical Industries Company LLC*. Chairman of Dorinco Reinsurance Company*, Dow International Holdings, S.A.* and Liana Limited*. Board member of Chemical Financial Corporation. Chairman of the Conference Board's Council of Financial Executives. Trustee and Executive Committee Member of the United States Council for International Business.

Dennis H. Reilley, 55. Former Non-Executive Chairman, Covidien, Ltd. Director since 2007.

Covidien, Ltd. – Non-Executive Chairman, April 2007 to November 2008; Board member, April 2007 to date. Praxair, Inc. – Chairman, 2000-2007; President and Chief Executive Officer, 2000-2006. E.I. DuPont de Nemours & Co. – Executive Vice President and Chief Operating Officer, 1999-2000; Executive Vice President, 1997-1999; Vice President and general manager, Lycra business, 1996-1997; Vice President and general manager, specialty chemicals business, 1994-1995; Vice President and general manager, titanium dioxide business, 1990-1994. Prior to 1989, held various senior executive positions with Conoco. Director of H.J. Heinz Company, Marathon Oil Company and the Conservation Fund. Former Chairman of the American Chemistry Council.

James M. Ringler, 63. Chairman of Teradata Corporation. Director since 2001.

Teradata Corporation – Chairman, October 2007 to date. NCR Corporation – Director and Chairman, 2005-2007. Union Carbide Corporation* – Director, 1996-2001. Illinois Tool Works, Inc. – (following its merger with Premark International, Inc.), Vice Chairman, 1999-2004. Premark International, Inc. – Chairman, 1997-1999; Director, 1990-1999; Chief Executive Officer, 1996-1999; President and Chief Operating Officer, 1992-1996; Executive Vice-President, 1990-1992. Tappan Company – President and Chief Operating Officer, 1982-1986; White Consolidated Industries' Major Appliance Group – President, 1986-1990 (both subsidiaries of Electrolux AB). Director of Autoliv Inc., Corn Products International, Inc., John Bean Technologies Corporation and FMC Technologies, Inc.
*
A number of Company entities are referenced in the biographies and are defined as follows. (Some of these entities have had various names over the years. The names and relationships to the Company, unless otherwise indicated, are stated in this footnote as they existed as of February 19, 2009.) Dow Corning Corporation – a company ultimately 50 percent owned by Dow. Dorinco Reinsurance Company, Dow Benelux N.V., Dow Chemical Pacific Limited, Dow Credit Corporation, Dow Europe GmbH, Dow Financial Services Inc., Dow International Holdings, S.A., Liana Limited, Mycogen Corporation, Oman Petrochemical Industries Company LLC and Union Carbide Corporation – all ultimately wholly owned subsidiaries of Dow. Ownership by Dow described above may be either direct or indirect.

(continued on next page)

14 2009 DOW PROXY STATEMENT

Ruth G. Shaw, 61. Executive Advisor of Duke Energy Corporation. Director since 2005.

Duke Energy Corporation – Executive Advisor, October 2006 to date, Group Executive, Public Policy and President, Duke Nuclear, April 2006 to Oct 2006; President and Chief Executive Officer, Duke Power Company, 2003-2006; Executive Vice President and Chief Administrative Officer, 1997-2003; President of The Duke Energy Foundation, 1994-2003; Senior Vice President, Corporate Resources, 1994-1997; Vice President, Corporate Communications, 1992-1994. President, Central Piedmont Community College, Charlotte, NC 1986-1992. President, El Centro College, Dallas, TX 1984-1986. Director of DTE Energy. Chair, Board of Trustees for the University of North Carolina at Charlotte; Chair, Carolina Thread Trail Governing Board. Board of visitors at the Duke University Nicholas School of the Environment and Earth Sciences. Director, Foundation for the Carolinas.

Paul G. Stern, 70. Chairman of Claris Capital. Director since 1992. Presiding Director since May 2006.

Chairman of Claris Capital, 2004 to date. Co-founder and General Partner of Arlington Capital Partners in 1999 and co-founder of Thayer Capital Partners in 1995. Special partner at Forstmann Little & Co. 1993-1995. Northern Telecom Limited – Chairman of the Board 1990-1993, Chief Executive Officer 1990-1993, Vice Chairman and Chief Executive Officer 1989-1990, Director 1988-1993. President, Unisys Corporation (formerly Burroughs Corporation) 1982-1987. Director of Whirlpool Corporation. Board member, Business Executives for National Security. Non-Executive Chairman, Claris Holdings LLC, and Council on Foreign Relations. Member of the Potomac Officers Club. Board member of the National Symphony Orchestra.

COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE REPORT

The Compensation and Leadership Development Committee (the "Committee") of the Board of Directors reviewed and discussed the Compensation Discussion and Analysis ("CD&A") with Company management. Based on this review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, as incorporated by reference from this Proxy Statement.

The Committee has retained an independent compensation consultant from Hewitt Associates, a compensation advisory firm. The consultant reports directly to the Committee and does not provide services to Company management. The consultant supports the Committee by providing guidance on the peer group the Company is benchmarked against, survey data and analysis on the peer group, advice and recommendation on proposed compensation and design of compensation programs, and information on trends in executive compensation.

The charter of the Committee can be found at www.DowGovernance.com.

J. M. Ringler, Chair
J. K. Barton
J. B. Hess
R. G. Shaw

2009 DOW PROXY STATEMENT 15

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The following provides an overview of our compensation philosophy and programs as detailed in the "Compensation Discussion and Analysis."

•
The Dow Chemical Company ("Dow" or the "Company") believes in pay-for-performance, which is why about 80% of the compensation of our Named Executive Officers ("NEOs") is linked to a combination of personal and Company goals and stock price performance.

•
The following elements comprise the total compensation awarded to our NEOs: base salary, cash-based short-term incentive award ("Performance Award"), and equity-based long-term incentive ("LTI") awards consisting of Performance Shares, Stock Options, and Deferred Stock.

•
LTI awards are used to align executive actions with long-term management and stockholder goals, providing rewards consistent with the creation of stockholder value. They also help retain executives over time and help executives meet their stock ownership guidelines.

•
We target all elements of our compensation programs to provide compensation opportunity at the median of our peer group. Actual payouts under these programs can be above or below the median based on Company and personal performance.

•
Our annual Performance Award is linked directly to short-term Company goals and performance, in line with our "pay-for-performance" philosophy.

•
Our executives participate in the same group benefit programs, on substantially the same terms as other salaried employees.

•
Our executives are allowed limited perquisites, such as financial planning services and executive physical examinations, which are granted to facilitate strong, focused performance on their jobs.

•
Our compensation programs are designed to attract, motivate, reward, and retain the most talented executives.

•
The Compensation and Leadership Development Committee (the "Committee") exercises discretion in determining compensation actions when necessary due to extraordinary changes in the economy, unusual events, or overall Company performance.

•
The NEOs who appear in the compensation tables of this 2009 Proxy Statement are:

•
Andrew N. Liveris, Chairman and Chief Executive Officer ("CEO")

•
Geoffery E. Merszei, Executive Vice President and Chief Financial Officer ("CFO")

•
Michael R. Gambrell, Executive Vice President, Manufacturing and Engineering Operations

•
Heinz Haller, Executive Vice President, Health, Agricultural and Infrastructure Group

•
William F. Banholzer, Executive Vice President and Chief Technology Officer

Special Compensation Actions Taken by the Committee based on 2008 Results

After careful consideration of the Company's results in 2008 and in light of the current global economic crisis and recession, the Committee made the following extraordinary compensation actions for 2008. These decisions reflect a balance between paying for 2008 performance and the need to retain and align executives to long-term Company growth and success.

•
Base Salary – Executive management recommended, and the Board agreed, that there would be no merit increases for the CEO and other NEOs.

•
Performance Award – Mr. Liveris recommended, and the Board agreed, that the CEO and his ten direct reports (Senior Vice Presidents and above) would not receive any Performance Award payout for 2008 despite meeting objectives that would have delivered a payout to the NEOs and other executives.

16 2009 DOW PROXY STATEMENT

•
Long-Term Incentive Grants – The Committee made LTI grants significantly lower in market value to the NEOs for 2009, averaging 59% lower than 2008 grants. These grants will be fully reflected in the CD&A and compensation tables published in early 2010.

The following table summarizes those decisions made by the Committee and makes a comparison between compensation paid or granted in 2009 versus compensation paid or granted in 2008. This table provides important additional information to the other compensation tables required by the SEC which primarily reflect compensation decisions made in early 2008 based upon 2007 performance. This table is not a substitute for the compensation tables or the 2008 compensation decisions shown under the "2008 Compensation and Award Actions made by the Committee" section, but we believe it provides a more complete picture of Committee action taken in response to the current economic environment and Company performance.

Name	Year Paid / Granted (a)	Base Salary	Base Salary Change	Annual Award	Annual Award Decrease		LTI Grant Value	LTI Value Decrease		Total Direct Compensation (TDC)	TDC Decrease

Andrew Liveris	2009 2008	1,650,000 1,650,000	0%	0 3,240,000	(100%	)	5,009,570 11,000,266	(54%	)	6,659,570 15,890,266	(58%	)

Geoffery Merszei	2009 2008	861,396 861,396	0%	0 1,075,717	(100%	)	1,274,856 4,121,696	(69%	)	2,136,252 6,058,809	(65%	)

Michael Gambrell	2009 2008	772,056 772,056	0%	0 990,290	(100%	)	1,064,088 4,121,696	(74%	)	1,836,144 5,884,042	(69%	)

Heinz Haller	2009 2008	746,484 746,484	0%	0 919,023	(100%	)	1,773,288 4,121,696	(57%	)	2,519,772 5,787,203	(56%	)

William Banholzer	2009 2008	705,000 705,000	0%	0 679,005	(100%	)	1,773,288 2,943,699	(40%	)	2,478,288 4,327,704	(43%	)

(a)
Reflects when the compensation is paid and when the Committee made the decision, not when it was earned.

Introduction

Dow is a diversified chemical company that combines the power of science and technology with the "Human Element" to constantly improve what is essential to human progress. The Company delivers a broad range of products and services to customers in approximately 160 countries, connecting chemistry and innovation with the principles of sustainability to help provide everything from fresh water, food and pharmaceuticals to paints, packaging and personal care products. In 2008, Dow had annual sales of $57.5 billion and employed approximately 46,000 people worldwide. The Company has 150 manufacturing sites in 35 countries and produces approximately 3,300 products.

One of the fundamental components of our success in this competitive industry is the Human Element. At Dow, we understand the value of people and know that without our valued employees, we would not be the leading chemical company in the world today. In order to maintain the competitive advantage our employees give us, we must be able to attract, motivate, reward, and retain individuals who can successfully lead and contribute to our Company. Having responsible and competitive compensation programs help ensures we are able to do this.

Compensation Objectives

The compensation programs at Dow are designed to support the realization of Dow's vision of being the largest, most profitable and most respected chemical company in the world, while promoting the interests of our stockholders and other stakeholders. These principles have enabled the Company to deliver strong stockholder value over time, and have helped the Company develop and retain top talent.

The objectives of Dow's compensation programs are:

•
Attract, motivate, reward, and retain the most talented people by providing competitive total compensation.

•
Motivate and reward employees for the achievement of Dow's measures of success:

•
Stockholder return, as measured by stock price appreciation plus dividends on a reinvested basis.

•
Company financial performance.

2009 DOW PROXY STATEMENT 17

  •
  Individual performance on specific financial and operational measures.

Additionally, the following principles apply to the design and implementation of our executive compensation practices:

•
Drive Company results.  The program emphasizes variable, at-risk incentive award opportunities which are payable only if specified goals are achieved and/or Dow's stock price appreciates. The largest part of NEO compensation is focused on long-term performance based on Dow's return to stockholders. These at-risk incentives represent at least 80% of the NEOs direct compensation.

•
Be cost effective and aligned with stockholder value creation.  Incentive awards are earned only if specified financial goals are achieved and when Dow's stock price appreciates. Higher compensation is paid when goals are exceeded and reduced compensation is paid when goals are not met.

•
Emphasize stock ownership.  Long-term incentive awards are delivered as equity-based awards to senior executives. These executives are required to maintain a minimum level of stock ownership to encourage managing from an owner's perspective and to better align their financial interests with those of Dow stockholders. NEOs are expected to own Dow securities with a value equal to between four and six times their annual base salary. For further information, please refer to the Executive Stock Ownership Guidelines section.

The Role of the Compensation and Leadership Development Committee

The Committee, which is comprised entirely of independent Directors, is responsible for ensuring the Company's executive compensation policies and programs are competitive within the markets in which Dow competes for talent and reflect the long-term investment interests of our stockholders. The Committee reviews and approves the compensation design, compensation levels and benefits programs for the NEOs and other senior leaders. The Committee also monitors Company processes on executive succession and work environment/culture.

With respect to the CEO, the Committee annually reviews and approves the corporate goals and objectives relevant to the CEO's compensation, evaluates the CEO's performance against those objectives, and makes recommendations to the Board of Directors regarding the CEO's compensation level based on that evaluation. The Board of Directors is responsible for approving the CEO's compensation types and amounts. The CEO makes recommendations to the Committee regarding compensation for the NEOs and other senior executives. The Committee is responsible for approving NEO compensation and has broad discretion when setting compensation types and amounts.

The Committee has retained an independent compensation consultant from Hewitt Associates. The consultant, Mr. Michael Powers, reports directly to the Committee. He advises the Committee on trends and issues in executive compensation and the group of companies used for benchmarking (the "Survey Group"). He consults on the competitiveness of the compensation structure and levels of Dow's executive officers and provides advice and recommendations related to proposed compensation and the design of compensation programs. The Committee has the sole authority to retain and oversee the work of Mr. Powers.

Dow's Executive Compensation Department provides additional analysis and counsel as requested by the Committee related to:

•
Gathering the compensation data of the Survey Group.

•
Benchmarking compensation components (base salary, Performance Award, LTI awards) against the Survey Group.

•
Making preliminary recommendations of base salary structure, target award levels for the Performance Award, and design and award levels for LTI awards.

You can learn more about the Committee's purpose, responsibilities, structure and other details by reading the Committee's charter which can be found in the Corporate Governance section of the Company's website at www.DowGovernance.com.

Establishing NEO Compensation

Compensation for the NEOs and other executive officers is evaluated and set annually by the Committee based on the latest available Survey Group and Company performance data. An individual executive's compensation is established after considering the following factors:

•
Median compensation for similar jobs in the market.

18 2009 DOW PROXY STATEMENT

•
The Company's performance against financial measures including earnings per share, EBIT (earnings before interest, income taxes and minority interests), total stockholder return, economic profit, cash flow management and cost management discipline.

•
The Company's performance relative to goals approved by the Committee.

•
Individual performance versus personal goals and contributions to Company performance.

•
Business climate, economic conditions and other factors.

When establishing compensation levels, Company management and the Committee also review summary total compensation tables or "tally sheets" for the NEOs. The tally sheets model all aspects of compensation under various scenarios, such as stock price sensitivity and business performance. The tally sheets present the estimated dollar value of compensation components provided to the NEOs during the most recent fiscal year. They are used as an annual reference point to assist the Committee's overall understanding of NEO compensation.

After an analysis of these factors and other relevant data, the Committee develops compensation recommendations for the CEO to be considered by the Board of Directors. The CEO develops compensation recommendations for the other NEOs and presents them to the Committee. The Committee sets NEO compensation after considering the recommendations of the CEO, as well as other data. The CEO receives assistance with compensation administration from Dow's Executive Compensation Department. The Executive Compensation Department has retained the compensation consultant services of Towers Perrin. Towers Perrin provides the following assistance to the Executive Compensation Department:

•
Survey Group compensation information for executives and non-employee Directors.

•
Benchmarking of key compensation practices and trends in executive compensation.

Market Benchmarking

Dow benchmarks its executive compensation programs, designs, and compensation elements against a Survey Group of 20 companies with which Dow competes for executive talent. Market pay data for the Survey Group is gathered through compensation surveys conducted by Towers Perrin.

Dow targets the median of the Survey Group for all compensation elements in order to increase its ability to attract, motivate, develop and retain top level executive talent.

The Survey Group is periodically evaluated and updated to ensure the companies in the group remain relevant. The 20 companies, which are comparable to Dow in annual revenue (median of $38 billion) and market capitalization as of the latest measurement date in the fourth quarter of 2008, are listed below:

• 3M Company	• IBM Corporation
• Alcoa Inc.	• Johnson & Johnson
• The Boeing Company	• Kraft Foods, Inc.
• Caterpillar, Inc.	• Monsanto Co.
• E. I. du Pont de Nemours and Company	• Motorola, Inc.
• Eli Lilly and Company	• PepsiCo, Inc.
• Emerson Electric Co.	• Pfizer Inc.
• General Electric Co.	• PPG Industries, Inc.
• Hewlett-Packard Company	• The Procter & Gamble Company
• Honeywell International, Inc.	• United Technologies Corporation

2009 DOW PROXY STATEMENT 19

Compensation Elements

The key components of targeted compensation for all NEOs are shown below. The chart outlines the size, in percentage terms, of each element of targeted compensation. The striped sections of the charts reflect the "at-risk," or performance-based components of compensation.

NEO Compensation at Target

To focus executives on both the short-term and long-term success of the Company, greater than 80% of targeted NEO compensation is considered at-risk because the value is based upon the achievement of specified results. If specific financial and operational goals are not met, then at-risk compensation will decrease. If goals are exceeded, then at-risk compensation will increase.

Base Salary

Base salary is a fixed portion of compensation based on an individual's skills, responsibilities, experience and sustained performance. Dow chooses to provide base salary in exchange for the employee's services. This component is paid on a monthly basis for use in meeting ongoing monthly financial obligations.

Base salaries for executives are benchmarked against similar jobs at other companies and are targeted at the median of the Survey Group. Actual salaries vary by individual and are based on sustained performance toward the achievement of Dow's strategy and goals.

Changes in base salary for the NEOs, as well as for all Dow salaried employees, depend on projected salary changes in the external market for similar jobs, the individual's current salary compared to the market, and the employee's contributions to Dow's performance.

Performance Award

The Performance Award is an annual cash incentive program. Dow chooses this component of compensation to reward employees for achieving critical Company and individual goals. For 2008, there were three parts to the Performance Award Program consisting of two Company components and an individual component:

•
Company components:

•
Economic Profit is defined as Net Operating Profit after Tax minus a Capital Charge (Net Operating Profit excludes certain items). Capital Charge is defined as total capital multiplied by the planned cost of capital. This element comprises 50% of the Performance Award potential.

•
Cost management is a measure of fiscal discipline and responsibility measured against expense budgets. This element comprises 25% of the Performance Award potential.

•
Individual component:  The achievement of individual goals, as linked to Dow's strategy. This element comprises 25% of the Performance Award potential. Meeting goals would result in a target payout and greatly exceeding goals would

20 2009 DOW PROXY STATEMENT

  result in a payout higher than target. NEO goals are established at the beginning of each year and are reviewed and approved by the Committee. Goals for 2008 centered around the Company's four strategic themes:

  1.
  Drive Financial Discipline and Low Cost-to-Serve

  2.
  Set the Standard for Sustainability

  3.
  Build a People-Centric Performance Culture

  4.
  Invest for Strategic Growth

Individual award opportunities vary by job level and are targeted at the median of the annual bonus practices of the Survey Group. Actual award payouts are determined each February following completion of the plan year. Actual awards can range from 0% to 225% of the target award opportunity based on performance relative to goals as determined by the Committee. The Company does not assign specific probabilities of achievement to the target award levels. Over the length of an industry cycle the expectation is that, on average, incentive payouts would be close to target. The potential award payouts under the 2008 Performance Award Program are shown in the Grants of Plan-Based Awards table. Actual payouts to the NEOs are shown in the Summary Compensation Table in the column labeled "Non-Equity Incentive Plan Compensation."

The Committee determined that the Company component of the Performance Award would not be paid to any employee in the event the Company fails to report annual earnings greater than or equal to the sum of the dividends declared for the year (adjusted for unusual items). For the NEOs, an additional minimum performance goal of $700 million of net income, as defined in the 1994 Executive Performance Plan, had to be met in order for any payout to occur. This latter requirement is part of Dow's strategy for complying with Internal Revenue Code Section 162(m) (see Tax Deductibility of Executive Compensation section for additional information).

Long-Term Incentive Awards

Each year the Company grants equity-based LTI awards to leaders and other key employees who demonstrate high performance, as measured by management performance assessments. Dow chooses this component of compensation to motivate and reward employees for long-term stockholder value creation. It is also intended to help retain talented executives.

As with Dow's approach for all elements of compensation, LTI awards are targeted to be competitive with the market median of the Survey Group for comparable positions. The size of the grant received by each NEO depends upon his or her job level and performance.

The three components that make up an LTI award are:

1.	Stock Options:	50% of the total LTI value granted
2.	Deferred Stock:	25% of the total LTI value granted
3.	Performance Shares:	25% of the total LTI value granted

LTI grants are approved by the Committee and administered by Dow's Executive Compensation Department. The annual grant date for all employees is traditionally the Friday following the Committee's February meeting – held on the second Wednesday of February each year. The 2008 grant date was February 15, 2008.

LTI awards are granted under The Dow Chemical Company 1988 Award and Option Plan, Dow's omnibus stockholder-approved plan for equity awards to employees. Dow calculates the accounting cost of equity-based long-term incentive awards under revised Statement of Financial Accounting Standards No. 123R ("SFAS 123R"), Share-Based Payment. As such, the grant date accounting fair value, which is fixed at the date of the grant, is expensed over the vesting period. Consistent with the U.S. Securities and Exchange Commission regulations, the 2008 compensation expense associated with any outstanding equity grants for the NEOs is presented in the Summary Compensation Table. Total outstanding unexercised or unvested LTI grants are shown in the Outstanding Equity Awards at Fiscal Year-End table. Each award type is discussed below:

  Stock Options

  Stock Options are granted in order to provide incentive for long-term creation of stockholder value. Stock Options only have value to the extent the price of Dow Common Stock appreciates relative to the exercise price. The exercise price equals the closing price on the date of grant. Options vest in three equal annual installments and

2009 DOW PROXY STATEMENT 21

  expire after 10 years. The Company does not grant discounted options, backdate options, or re-price outstanding options.

  Deferred Stock

  Deferred Stock is granted in order to help the Company retain its NEOs and other key employees. Deferred Stock grants vest after three years. During the vesting period, holders of outstanding Deferred Stock grants receive quarterly payments equal to the dividend paid on equivalent shares of Dow Common Stock.

  Performance Shares

  Performance Shares are granted to motivate employees and to reward the achievement of specified financial goals. Performance Shares are Deferred Stock which is earned only if the Company's performance over a three-year period exceeds pre-established goals. The 2008 Performance Shares can be earned based on Dow's 2008-2010 Return on Capital ("ROC") relative to pre-established goals and can range from 0% to 250% of the target award amount. ROC measures how effectively a company has utilized the money invested in its operations and is calculated as Net Operating Profit after Tax (excluding certain items) divided by total average capital.

  To achieve a target payout, Dow's ROC must equal or exceed pre-established ROC goals for the same period. Dow's Performance Share ROC target is 10% across the industry cycle, which would produce a target payout of 100%.

  Performance Shares accrue amounts equal to the dividend paid on equivalent shares of Dow Common Stock. The dividend equivalents are paid at the time the shares are delivered. All Performance Shares earned are delivered in the year following the performance period. Instead of receiving the Performance Share Award in the form of Dow Common Stock, the NEOs and certain other participants may elect to receive a cash payment equal to the value of the stock award on the date of delivery. Participants may only make this cash election if they meet or exceed the Executive Stock Ownership guideline for their job level.

Benefits

The Company provides a comprehensive set of benefits to most employees. These include medical, dental, life, disability, accident, retiree medical and life, pension, and savings plans. The NEOs are eligible to participate in the same plans as most other salaried employees. In addition, because highly compensated employees are subject to U.S. tax limitations on contributions to some retirement plans, the Company has created non-qualified retirement programs intended to provide these employees with the same benefits they would have received under the qualified plans without the tax limits. The NEOs are eligible to participate in the same non-qualified retirement plans as all other highly compensated salaried employees.

Perquisites

As part of a comprehensive executive compensation program, the Company provides the NEOs and other selected executives the following perquisites:

•
Financial planning support (the greater of 3% of annual base salary or $5,000).

•
Executive physical examination.

•
Company car.

•
Personal use of corporate aircraft (the CEO is the only employee permitted to use corporate aircraft for personal use, and is required to do so by the Board of Directors for security and immediate availability reasons).

•
Executive Excess Umbrella Liability Insurance.

•
Home security alarm system.

The Committee reviews the perquisites provided to the NEOs annually as part of their overall review of executive compensation. The Committee has determined that the perquisites are within an appropriate range of competitive compensation practices. Details about the NEOs perquisites, including the cost to the Company, are shown in the Summary Compensation Table under the "All Other Compensation" column and the accompanying narrative.

22 2009 DOW PROXY STATEMENT

2008 Compensation and Award Actions made by the Committee

The Committee approved the following compensation and awards for the NEOs for 2008:

Name	Base Salary ($)	Performance Award ($)	Stock Awards ($)	Option Awards ($)	Total ($)

Andrew Liveris	1,650,000	0	5,500,260	5,500,006	12,650,266

Geoffery Merszei	861,396	0	2,061,536	2,060,160	4,983,092

Michael Gambrell	772,056	0	2,061,536	2,060,160	4,893,752

Heinz Haller	746,484	0	2,061,536	2,060,160	4,868,180

William Banholzer	705,000	0	1,472,194	1,471,505	3,648,699

Base salary amounts presented above differ from the amounts disclosed in the Summary Compensation Table because increases in base salary become effective in March. Therefore, the amounts reported in the Summary Compensation Table reflect two months at the 2007 base salary rate and ten months at the 2008 rate. In 2008, there were no material differences between Dow's executive salary structure and the market.

In 2008, there were no material differences between Dow's annual Performance Award structure and the market. Due to the global economic crisis and Dow's performance in 2008 the Committee, upon the recommendation from the CEO, decided not to pay annual bonuses earned in 2008 by the NEOs and other executive leaders. The 2008 Performance Award resulted in payouts averaging 69% of the target award opportunity for all other employees.

As shown in the following table, the amounts in columns (a) and (c) reflect the value of the actual awards granted in 2008; the amounts in columns (b) and (d) reflect the 2008 expense taken for grants made in 2008, as well as grants made in 2004-2007, which were previously reported and are not fully vested.

	(a)	(b)		(c)	(d)

Name	2008 Stock Award ($)	Value of Stock Awards shown in the Summary Compensation Table ($)	Difference: column (b) minus column (a) ($)	2008 Option Award ($)	Value of Option Awards shown in the Summary Compensation Table ($)	Difference: column (d) minus column (c) ($)

Andrew Liveris	5,500,260	5,892,919	392,659	5,500,006	5,585,306	85,300

Geoffery Merszei	2,061,536	2,375,290	313,754	2,060,160	2,507,748	447,588

Michael Gambrell	2,061,536	2,159,682	98,146	2,060,160	2,079,907	19,747

Heinz Haller	2,061,536	1,906,598	(154,938)	2,060,160	2,060,160	—

William Banholzer	1,472,194	2,180,841	708,647	1,471,505	1,576,585	105,080

The values for the 2008 actual stock awards and option awards differ from the values disclosed in the Summary Compensation Table due to the fact the Summary Compensation Table was prepared in accordance with U.S. Securities and Exchange Commission regulations issued in December 2006. These rules require the disclosure of the value of the equity award based principally on the treatment of the accounting expense in the income statement of the employer under the applicable accounting rule, SFAS 123R. Accordingly, the amounts shown in the Summary Compensation Table include amortization expense for prior year awards.

Executive Stock Ownership Guidelines

Dow has had minimum stock ownership guidelines for its NEOs and other senior executives since 1998. The guidelines are stated as a fixed number of shares of Dow Common Stock, which increase with job level and are reviewed periodically to ensure relevance. Specific stock ownership requirements vary by job level, but all executives must own shares of stock with a market value of the designated multiple of their base salary. The CEO is required to own stock with a value of six times base salary, while the other NEOs are required to own stock with a value of four times base salary. The executives are given four years to achieve the initial ownership guideline for their job level following promotion to that level. They are given one additional year to achieve compliance with a higher level guideline upon being promoted to that level. For purposes of these guidelines, stock ownership includes Dow Common Stock beneficially owned (including stock owned by immediate family members), Deferred Stock not yet delivered, Performance Shares vested but not yet delivered, and stock held beneficially through the Company's savings plans.

2009 DOW PROXY STATEMENT 23

As a further indication of the NEOs alignment with shareholders, the following NEOs purchased Dow stock during 2008: Mr. Liveris – 20,000 shares, Mr. Merszei – 4,000 shares, Mr. Haller – 20,000 shares.

The following chart shows the stock ownership guidelines and respective holdings of the NEOs.

EXECUTIVE STOCK OWNERSHIP GUIDELINES FOR 2008

Name	Ownership Guideline	2008 Holdings	Difference	Multiple of Base Salary

Andrew Liveris	220,000	363,226	143,226	6x

Geoffery Merszei	70,000	109,988	39,988	4x

Michael Gambrell	70,000	144,554	74,554	4x

Heinz Haller	70,000	72,065	2,065	4x

William Banholzer	70,000	84,758	14,758	4x

Change-in-Control and Severance Arrangements

The Committee has adopted a market competitive change-in-control arrangement for its senior executives in order to align the executives' goals with the Company's transformational strategy to become an earnings-growth company. Under this arrangement, an executive must be involuntarily terminated within two years of a change-in-control in order to receive benefits. The Company believes this practice is in the best interest of stockholders as it does not pay any benefits to an executive unless he or she is negatively impacted by a change-in-control event that is in the best interest of Dow stockholders.

If a change-in-control event occurs, the following benefits and provisions would apply to eligible executives:

•
A severance payment equal to two times the executive's base salary and target Performance Award (2.99 times for the CEO).

•
An additional two years of credited service and age for purposes of calculating retirement benefits (three years for the CEO).

•
A financial, tax, and outplacement allowance of $50,000.

•
Eighteen months of health and welfare benefits at employee rates.

•
Tax gross-up protection in the event severance benefits exceed statutory thresholds and become subject to an excise tax.

•
LTI awards in the form of Performance Shares and Deferred Stock will vest and be delivered as soon as possible after the change-in-control event. Stock Options will vest immediately.

A change-in-control event is defined as: (i) the acquisition of 20% or more of the Company's outstanding voting securities; (ii) changes to the membership of the Board of Directors that result in less than 50% of the current directors being re-elected to the Board; (iii) approval by the stockholders of the Company of the merger or consolidation of the Company with another entity in which the Company is not the surviving company, or where the other entity owns more than 50% of the Company's outstanding voting securities; or (iv) the complete liquidation of, or the sale of all or substantially all assets of, the Company.

Executive Compensation Recovery Policy

The Committee has adopted an executive compensation recovery policy for executive officers. Under this policy, the Company may recover incentive income that was based on achievement of quantitative performance targets if an executive officer engaged in grossly negligent conduct or intentional misconduct resulting in a financial restatement or in any increase in his or her incentive income. Incentive income includes income related to the annual Performance Award and LTI awards. The Company will also recover any awards made to an executive during the prior three years should the executive engage in activity that competes with, or is otherwise harmful to the Company or its affiliated companies.

24 2009 DOW PROXY STATEMENT

Tax Deductibility of Executive Compensation

Section 162(m) of the U.S. Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation meeting certain requirements. Although the Company does consider the impact of the above rule when making compensation decisions, Dow policy does not require all executive compensation to be tax-deductible. In the interest of flexibility and overall benefit for the Company's stockholders, the Committee will continue to facilitate the awarding of responsible but adequate executive compensation while taking advantage of Section 162(m) whenever feasible. Amounts paid under the compensation program, including base salary and grants of Deferred Stock (Restricted Stock and Restricted Stock Units), may not qualify as performance-based compensation excluded from the limitation on deductibility.

COMPENSATION TABLES AND NARRATIVES

The following table summarizes the compensation of the principal executive officer (i.e., the CEO), principal financial officer (i.e., the CFO), and the Company's three most highly compensated officers for the fiscal year ended December 31, 2008. The amounts shown in the stock and option awards columns in the table below reflect the expense reported for grants made in 2008 and for grants made in 2004-2007, which were previously reported.

SUMMARY COMPENSATION TABLE FOR 2008

Name and Principal Position	Year	Salary ($)	Bonus ($) (a)		Stock Awards ($) (b)	Option Awards ($) (b) (c)	Non-Equity Incentive Plan Compensation ($) (d)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (e)	All Other Compensation ($) (f)	Total ($)

Andrew Liveris, CEO & Chairman	2008	1,641,667	—		5,892,919	5,585,306	0	2,923,971	138,681	16,182,544

	2007	1,583,333	216,000		7,723,496	5,188,756	3,240,000	1,811	146,704	18,100,100

	2006	1,433,333	—		7,811,118	5,117,892	2,207,250	119,916	149,710	16,839,219

Geoffery Merszei, CFO & Exec. VP	2008	855,214	533,333	(g)	2,375,290	2,507,748	0	1,395,058	38,655	7,705,298

	2007	812,360	607,520	(g)	3,064,233	2,815,491	1,075,717	363,163	53,387	8,791,871

	2006	746,902	533,334	(g)	2,316,950	2,283,034	739,000	450,804	152,468	7,222,492

Michael Gambrell, Exec. VP	2008	765,638	—		2,159,682	2,079,907	0	967,156	138,099	6,110,482

	2007	721,346	66,019		2,639,263	2,084,953	990,290	88	163,676	6,665,635

	2006	648,220	—		2,308,827	1,669,497	648,000	102,912	137,970	5,515,426

Heinz Haller, Exec. VP	2008	739,442	—		1,906,598	2,060,160	0	0	280,538	4,986,738

William Banholzer, Exec. VP	2008	691,562	—		2,180,841	1,576,585	0	715,772	24,851	5,189,611

	2007	616,990	46,828		2,507,267	1,406,854	679,005	3,421	26,115	5,286,480

	2006	570,066	—		1,977,001	971,373	475,000	330,563	38,475	4,362,478

(a)
On March 1, 2007, a special award was given to all salaried employees as recognition for outstanding efforts in achieving consecutive years of sustained earnings performance.

(b)
Amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS 123R for awards pursuant to the Company's award and option plans and may include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of amounts related to equity awards are included in Note O of the Company's audited financial statements for the fiscal year ended December 31, 2008, which is included in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 20, 2009. Assumptions used in the calculation of these programs related to grants awarded prior to 2004 are included in Note O of the Company's audited financial statements for the fiscal year ended December 31, 2004 which is included in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 18, 2005.

(c)
Dow's SFAS 123R valuation uses the widely accepted lattice-binomial model which calculated an option value of $8.88 (grant date of February 15, 2008). The exercise price is the closing Dow stock price on the date of grant. The exercise price was $38.62 for 2008 grants.

(d)
Annual Performance Award as described in the Compensation Elements section of the Compensation Discussion and Analysis. The Committee has decided to not pay 2008 bonuses to the NEOs.

(e)
Reflects the aggregate change in the actuarial present value of accumulated pension benefits at age 65 using the actuarial assumptions included in the Company's audited financial statements, which are included in the Company's Annual Report on Form 10-K filed with the

2009 DOW PROXY STATEMENT 25

  U.S. Securities and Exchange Commission. Negative changes in pension value are included as zero in the Summary Compensation Table. 2008 above-market non-qualified deferred compensation earnings: Liveris $5,271, Merszei $0, Gambrell $545, Haller $0, Banholzer $9,967. 2007 above-market non-qualified deferred compensation earnings: Liveris $1,811, Merszei $0, Gambrell $88, Banholzer $3,421. 2006 above-market non-qualified deferred compensation earnings: Liveris $2,950, Merszei $0, Gambrell $97, Banholzer $5,458.

(f)
Details related to all other compensation can be found in the All Other Compensation table.

(g)
In order to replace forfeited incentive compensation that Mr. Merszei would have received from his previous employer, Mr. Merszei was granted a new hire cash award of $1,600,000 in 2005, payable in three installments on his anniversary date in 2006, 2007, and 2008.

The following table provides additional details for the compensation information found in the Summary Compensation Table under the All Other Compensation Column.

ALL OTHER COMPENSATION FOR 2008

Name	Year	Relocation ($)		Tax Protection ($) (a)	Car ($) (b)	Aviation ($) (c)	Savings Plans Company Contributions ($) (d)	Financial Planning ($) (e)	Home Security ($) (f)	Other Perquisites ($) (g)	Total ($)

Andrew Liveris	2008	—		3,012	19,256	57,700	15,000	24,732	12,335	6,646	138,681

	2007	—		3,012	7,800	60,620	17,250	53,204	1,242	3,576	146,704

	2006	—		2,676	7,800	71,500	17,200	39,445	787	10,302	149,710

Geoffery Merszei	2008	—		—	11,267	—	9,200	6,646	2,791	8,751	38,655

	2007	—		—	7,800	—	9,000	6,275	20,890	9,422	53,387

	2006	114,872	(h)	—	7,800	—	8,800	19,394	577	1,025	152,468

Michael Gambrell	2008	—		97,618	10,780	—	15,000	10,224	1,069	3,408	138,099

	2007	—		112,985	7,800	5,120	17,250	16,078	668	3,775	163,676

	2006	—		99,525	7,800	—	17,200	10,996	1,365	1,084	137,970

Heinz Haller	2008	—		255,499	9,168	—	—	11,103	3,743	1,025	280,538

William Banholzer	2008	—		—	—	—	9,200	12,480	2,146	1,025	24,851

	2007	—		—	—	—	9,000	12,000	575	4,540	26,115

	2006	—		—	—	—	17,200	12,000	575	8,700	38,475

(a)
Tax gross-up protection for unanticipated tax liabilities resulting from participation in certain insurance and non-U.S. pension plans. $111,585 of Mr. Haller's tax protection was reimbursement for 2007 expenses, with the balance attributable to 2008.

(b)
Costs of company provided automobile under the Executive Auto Program.

(c)
Mr. Liveris is required by the Board of Directors to use the Company aircraft for personal use for security and immediate availability purposes. Incremental cost to the Company of personal use of Company aircraft is calculated based on the variable operating costs to the Company including fuel, landing, catering, handling, aircraft maintenance, and pilot travel costs. Fixed costs, which do not change based upon usage, such as pilot salaries or depreciation of the aircraft or maintenance costs not related to personal travel, are excluded.

(d)
Employee Savings Plan Company match, ESOP contribution, and Nonqualified Deferred Compensation Plan Company contribution.

(e)
Reimbursement of costs paid for financial and tax planning support.

(f)
Reimbursement of costs paid for home security.

(g)
Costs of executive physical examinations and Executive Excess Umbrella Liability Insurance.

(h)
Costs associated with Mr. Merszei's relocation to Midland, MI.

26 2009 DOW PROXY STATEMENT

The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards.

GRANTS OF PLAN-BASED AWARDS FOR 2008

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards: Number of Shares of Stock or Units (#) (c)	All Other Option Awards: Number of Securities Underlying Options (#) (d)
											Exercise or Base Price of Option Awards ($/Sh)
												Grant Date Fair Value of Stock and Option Awards ($)
		Date of Action by the Compensation Committee
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Andrew Liveris	2/13/2008	2/13/2008	0	2,310,000	5,197,500

	2/15/2008	2/13/2008				0	71,210	178,025				2,750,130

	2/15/2008	2/13/2008							71,210			2,750,130

	2/15/2008	2/13/2008								619,370	38.62	5,500,006

Geoffery Merszei	2/13/2008	2/13/2008	0	861,396	1,938,141

	2/15/2008	2/13/2008				0	26,690	66,725				1,030,768

	2/15/2008	2/13/2008							26,690			1,030,768

	2/15/2008	2/13/2008								232,000	38.62	2,060,160

Michael Gambrell	2/13/2008	2/13/2008	0	772,056	1,737,126

	2/15/2008	2/13/2008				0	26,690	66,725				1,030,768

	2/15/2008	2/13/2008							26,690			1,030,768

	2/15/2008	2/13/2008								232,000	38.62	2,060,160

Heinz Haller (e)	2/13/2008	2/13/2008	0	746,484	1,679,589

	2/15/2008	2/13/2008				0	26,690	66,725				1,030,768

	2/15/2008	2/13/2008							26,690			1,030,768

	2/15/2008	2/13/2008								232,000	38.62	2,060,160

	3/3/2008	3/3/2008							9,324			353,753

William Banholzer	2/13/2008	2/13/2008	0	705,000	1,586,250

	2/15/2008	2/13/2008				0	19,060	47,650				736,097

	2/15/2008	2/13/2008							19,060			736,097

	2/15/2008	2/13/2008								165,710	38.62	1,471,505

(a)
Performance Award as described in the Compensation Elements section of the Compensation Discussion and Analysis.

(b)
Performance Share awards as described in the Compensation Elements section of the Compensation Discussion and Analysis.

(c)
Deferred Stock awards as described in the Compensation Elements section of the Compensation Discussion and Analysis.

(d)
Stock Option awards as described in the Compensation Elements section of the Compensation Discussion and Analysis.

(e)
Mr. Haller received a Deferred Stock grant on March 3, 2008 as part of his payout under the 2007 Performance Award program.

2009 DOW PROXY STATEMENT 27

The following table lists outstanding equity grants for each NEO as of December 31, 2008. The table includes outstanding equity grants from past years as well as the current year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable (a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (c)	Market Value of Shares or Units of Stock That Have Not Vested ($) (b) (c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (b) (d)

Andrew Liveris (e)	02/16/2000	66,000	—	36.02	02/16/2010	n/a	n/a	n/a	n/a

	03/02/2001	31,700	—	33.94	03/02/2011	n/a	n/a	n/a	n/a

	02/15/2002	38,300	—	30.43	02/15/2012	n/a	n/a	n/a	n/a

	02/14/2003	62,500	—	27.40	02/14/2013	n/a	n/a	n/a	n/a

	02/13/2004	90,000	—	43.49	02/13/2014	30,000	452,700	n/a	n/a

	02/18/2005	180,000	—	53.53	02/18/2015	55,000	829,950	n/a	n/a

	03/01/2006	266,666	133,334	43.68	03/01/2016	50,000	754,500	—	—

	02/16/2007	153,333	306,667	43.59	02/16/2017	60,000	905,400	60,000	905,400

	02/15/2008	—	619,370	38.62	02/18/2018	71,210	1,074,559	71,210	1,074,559

Geoffery Merszei	07/01/2005	311,340	—	44.74	07/01/2015	16,580	250,192	n/a	n/a

	03/01/2006	89,900	44,950	43.68	03/01/2016	16,380	247,174	—	—

	02/16/2007	65,333	130,667	43.59	02/16/2017	25,200	380,268	25,200	380,268

	02/15/2008	—	232,000	38.62	02/18/2018	26,690	402,752	26,690	402,752

Michael Gambrell (e)	02/16/2000	9,000	—	36.02	02/16/2010	n/a	n/a	n/a	n/a

	03/02/2001	13,300	—	33.94	03/02/2011	n/a	n/a	n/a	n/a

	02/15/2002	13,300	—	30.43	02/15/2012	n/a	n/a	n/a	n/a

	02/14/2003	21,000	—	27.40	02/14/2013	n/a	n/a	n/a	n/a

	02/13/2004	33,340	—	43.49	02/13/2014	11,120	167,801	n/a	n/a

	02/18/2005	41,670	—	53.53	02/18/2015	10,940	165,085	n/a	n/a

	03/01/2006	89,900	44,950	43.68	03/01/2016	16,380	247,174	—	—

	02/16/2007	65,333	130,667	43.59	02/16/2017	25,200	380,268	25,200	380,268

	02/15/2008	—	232,000	38.62	02/18/2018	26,690	402,752	26,690	402,752

Heinz Haller	06/01/2006	43,150	21,575	39.89	06/01/2016	7,861	118,622	—	—

	06/01/2006	n/a	n/a	n/a	n/a	12,000	181,080	n/a	n/a

	02/16/2007	33,333	66,667	43.59	02/16/2017	12,600	190,134	12,600	190,134

	02/15/2008	—	232,000	38.62	02/18/2018	26,690	402,752	26,690	402,752

	03/03/2008	n/a	n/a	n/a	n/a	9,324	140,699	n/a	n/a

William Banholzer	07/14/2005	55,000	—	47.00	07/14/2015	2,500	37,725	n/a	n/a

	07/14/2005	8,250	—	47.00	07/14/2015	n/a	n/a	n/a	n/a

	03/01/2006	53,940	26,970	43.68	03/01/2016	9,830	148,335	—	—

	02/16/2007	39,166	78,334	43.59	02/16/2017	14,700	221,823	14,700	221,823

	02/15/2008	—	165,710	38.62	02/18/2018	19,060	287,615	19,060	287,615

(a)
Stock Option award grants vest in three equal installments on the first, second and third anniversaries of the grant date shown in the table.

(b)
Market values based on the 12/31/2008 closing stock price of $15.09 per share.

(c)
Deferred Shares vest and are delivered three years after the grant date. Mr. Merszei's grant of 16,580 deferred shares on 7/1/2005 will vest on 7/1/2010. Mr. Haller's grant of 9,324 deferred shares on 3/3/2008 will vest upon retirement.

(d)
Performance Shares granted 3/1/2006, 2/16/2007 and 2/15/2008 will vest and be delivered in April of the year following the end of the performance period. Performance Shares granted in 2007-2008 are shown at the target level of performance. The actual number of shares to be delivered will be determined at the end of the three-year performance period.

(e)
In addition to the equity grants described above, Mr. Liveris and Mr. Gambrell received dividend unit grants on 3/9/1988 of 846 shares and 1,125 shares, respectively, which generate a quarterly payment equal to the dividend paid on equivalent shares of Dow Common Stock. These grants will expire on 3/9/2013.

28 2009 DOW PROXY STATEMENT

The following table summarizes the value received from stock option exercises and stock grants vested during 2008.

OPTION EXERCISES AND STOCK VESTED FOR 2008

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Andrew Liveris	n/a	n/a	171,508	6,749,089	(a)

Geoffery Merszei	n/a	n/a	53,766	1,969,243	(a)

Michael Gambrell	n/a	n/a	50,151	1,972,696	(a)

Heinz Haller	n/a	n/a	n/a	n/a

William Banholzer	n/a	n/a	88,346	3,180,033	(a)

(a)
Performance Shares from grants on: February 15, 2002, February 14, 2003, February 13, 2004, and February 18, 2005. Messrs. Merszei and Banholzer also had Deferred Stock vest as a result of completing the terms of their 2005 employment agreements.

The following table lists the pension program participation and actuarial present value of each NEOs defined benefit pension at December 31, 2008.

PENSION BENEFITS AS OF 12/31/08

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (a)

Andrew Liveris	Dow Employees' Pension Plan	13	637,898

	Dow Executives' Supplemental Retirement Plan (b)	33	11,194,962

	Total		11,832,860

Geoffery Merszei	Dow Employees' Pension Plan	4	113,918

	Dow Executives' Supplemental Retirement Plan (c)	31	5,621,970

	Total		5,735,888

Michael Gambrell	Dow Employees' Pension Plan	33	1,096,652

	Dow Executives' Supplemental Retirement Plan (d)	33	3,473,260

	Total		4,569,912

Heinz Haller	Swiss Pension Plan (e)	29	3,848,192

William Banholzer	Dow Employees' Pension Plan	4	184,115

	Dow Executives' Supplemental Retirement Plan (f)	26	2,660,158

	Total		2,844,273

(a)
Unless otherwise noted, all present values reflect accrued age 65 benefits. The form of payment, discount rate (6.5%) and mortality (UP94G) are based upon SFAS 87 assumptions as reflected in the Company's 2008 audited financial statements.

(b)
Mr. Liveris was asked by the Company to permanently transfer to the United States from Australia in 1995 and began participation in the Dow Employees' Pension Plan ("DEPP") and Executives' Supplemental Retirement Plan ("ESRP"), and ceased contributions to the Australian Superannuation Fund ("Australian Fund"). Mr. Liveris' retirement benefit will equal the amount payable under the DEPP formula based on his highest consecutive three-year average compensation and years of credited service as if a U.S. employee his entire Dow career. The ESRP benefit may also be reduced by the value of his Australian Fund at the time of retirement. The value of Mr. Liveris' Australian Fund at 12/31/08 was $508,241 USD ($734,559 AUD converted using 12/31/08 internal Dow exchange rate of $1 AUD = $0.6919 USD).

(c)
The present value for Mr. Merszei reflects benefits payable at the unreduced retirement date of 01/31/09. Mr. Merszei was a participant in the Dow Personalvorsorgestiftung Schweiz ("Swiss Pension Plan") from 1978 through 2001 and received a portable benefit upon his termination from Dow Europe. Under the terms of his employment contract, Mr. Merszei will have his final benefit prorated under the formulas of the defined benefit plans in which he participated for the period of time spent under each plan using pensionable pay and service. As a U.S. employee, Mr. Merszei is now a participant in the DEPP and ESRP. Mr. Merszei will get credit for the years of service he spent at his previous employer in the ESRP, with the amount of such previous employer's benefit and his previously paid portable benefit carved out of the ultimate benefit.

2009 DOW PROXY STATEMENT 29

(d)
Mr. Gambrell's ESRP benefits will be offset by benefits obtained under the Key Employee Insurance Program.

(e)
The present value for Mr. Haller was calculated using a 5.0% discount rate and the Swiss BVG 2005 mortality assumptions based upon SFAS 87 assumptions for the Swiss Pension Plan as reflected in the Company's 2008 audited financial statements. Mr. Haller was a participant in the Swiss Pension Plan from 1978 until his separation in 1994, and is an active participant since his rehire in 2006. Under the generally applicable terms of the Swiss Pension Plan, Mr. Haller was able to purchase back years of pension service upon his rehire in 2006.

(f)
Under the terms of his employment contract, Dr. Banholzer will get credit for the years of service he spent at his previous employer in the ESRP. The present value for Dr. Banholzer reflects an offset for the age 65 benefit from his previous employer of $63,217.

The NEOs participate in one or more of the following retirement plans:

The Dow Employees' Pension Plan

The Company provides the Dow Employees' Pension Plan ("DEPP") for its employees and for employees of some of its wholly owned U.S. subsidiaries. DEPP has two active formulas: the DEPP formula, for employees hired prior to January 1, 2008, and the Personal Pension Account formula for employees hired January 1, 2008 and beyond. Upon retirement, a participant receives an annual pension under the DEPP formula subject to a statutory limitation. The benefit is paid in the form of a monthly annuity and is calculated based on the sum of the employee's yearly basic and supplemental accruals up to a maximum of 425% for basic accruals and 120% for supplemental accruals. Basic accruals equal the employee's highest consecutive three-year compensation ("HC3A") multiplied by a percentage ranging from 4% to 18% dependent on the employee's age in the years earned. Supplemental accruals are for compensation in excess of a rolling 36-month average of the Social Security wage base. Supplemental accruals range from 1% to 4%, based on the age of the employee in the years earned. The sum of the basic and supplemental accruals is divided by a conversion factor to calculate an immediate monthly benefit. If the employee terminates employment before age 65 and defers payment of the benefit, the account balance calculated under this formula will be credited with interest. This benefit is known as the DEPP formula benefit. Messrs. Liveris, Merszei, Gambrell and Banholzer participate in the DEPP.

The Executives' Supplemental Retirement Plan

Because the U.S. Internal Revenue Code limits the benefits otherwise provided by DEPP, the Board of Directors adopted the Executives' Supplemental Retirement Plan ("ESRP") in 1992 to provide certain management employees who participate in the DEPP with supplemental benefits. The benefits are calculated under the same formulas described above. Messrs. Liveris, Merszei, Gambrell and Banholzer participate in the ESRP.

The Key Employee Insurance Program

Mr. Gambrell elected to have his ESRP benefit secured by enrolling in the Key Employee Insurance Program ("KEIP") in 1999. KEIP is a life insurance program which secured benefits otherwise available under ESRP, offered to certain management employees as an alternative to the ESRP. Dow has not offered KEIP to employees since 1999. The Company has no plans to reinstate this program for new participants.

The Swiss Pension Plan

The Company provides Swiss employees the opportunity to participate in the Dow Personalvorsorgestiftung Schweiz ("Swiss Pension Plan"). The Swiss Pension Plan provides a benefit equal to 1.67% of the employee's highest three years' pensionable pay multiplied by the number of years of credited pension service. Pensionable pay is calculated using base pay only, reduced by a Social Security coordination factor, and is subject to a statutory maximum. Employees must contribute 6% of their pensionable pay. Benefits are paid as a monthly annuity with actuarial reductions taken if the employee retires after age 58 or before age 60 and does not have at least 85 age and service points. Mr. Haller is a participant in the Swiss Pension Plan.

Dow Savings Plan – 401(k)

The Company provides all U.S. salaried employees the opportunity to participate in a 401(k) plan (The Dow Chemical Company Employees' Savings Plan). In 2008, for salaried employees who contributed 2% of annual salary, Dow provided a matching contribution of 100% of the employee's contribution. For salaried employees who contributed up to an additional 4%, Dow provided a 50% match. Messrs. Liveris, Merszei, Gambrell and Banholzer participate in the 401(k) plan on the same terms as other eligible employees.

30 2009 DOW PROXY STATEMENT

The following table provides information on compensation the NEOs have elected to defer as described in the narrative that follows.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2008

Name	Executive Contributions in Last Fiscal Year ($) (a)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (b)

Andrew Liveris	82,083	8,130	(130,934)	—	1,123,243

Geoffery Merszei	—	—	—	—	—

Michael Gambrell	38,282	7,619	(4,445)	—	151,528

Heinz Haller	—	—	—	—	—

William Banholzer	—	—	98,708	—	1,711,828

(a)
Non-qualified deferred compensation contributions are also reported as salary for 2008 in the Summary Compensation Table.

(b)
Includes employee contributions reported as salary for 2007 in the Summary Contribution Table: Liveris $79,167, Gambrell $36,067. Includes employee contributions reported as salary for 2006 in the Summary Contribution Table: Liveris $71,667, Gambrell $32,411, Banholzer $28,503.

In order to further assist certain U.S. salaried employees in saving for retirement, Dow provides an Elective Deferral Plan. This plan allows participants to voluntarily defer the receipt of base salary (maximum deferral of 50%) and Performance Award (maximum deferral of 85%).

Each Participant enrolled in the plan will receive a matching contribution using the same formula authorized for salaried participants under the 401(k) plan for employer matching contributions. The current formula provides for a matching contribution on the first 6% of base pay deferred. For purposes of calculating the match under the Elective Deferral Plan, the Company will assume each Participant is contributing the maximum allowable amount to the 401(k) plan and receiving a match thereon. The assumed match from the 401(k) plan will be offset from the matching contribution calculated under the Elective Deferral Plan. The sum of the matching contribution under the Elective Deferral Plan plus the employer matching contributions under the 401(k) plan may not exceed $15,000 per year.

Investment choices include a fund with interest equivalent to 125% of the 120-month rolling average of ten-year U.S. Treasury Notes, a phantom Dow stock fund tracking the market value of Dow Common Stock with market dividends paid and reinvested, as well as funds tracking the performance of several mutual funds.

The Elective Deferral Plan allows for distributions to commence on the January 31 after separation or after a specific future year that can be later or earlier than the separation date. Distributions may be paid either in a lump sum or in equal monthly, quarterly or annual installments up to 15 years based on the employee's initial election as to the time and form of payment. If installments were elected, the unpaid balance will continue to accumulate gains and losses based on the employee's investment selections.

The NEOs balances consist primarily of voluntary deferrals (and related earnings), not contributions made by the Company.

Potential Payments Upon Termination or Change-in-Control

All NEOs are currently retirement eligible, and entitled to benefits similar to most other salaried employees upon separation from the Company. They are also entitled to additional benefits in the case of an involuntary termination without cause or a change-in-control event. The summary below shows the impact of various types of separation events upon the different compensation elements the NEOs receive.

Retirement, Death, or Disability

•
Base Salary: Paid through date of separation on the normal schedule.

•
Performance Award: Prorated for the portion of the year worked and paid on the normal schedule.

•
Benefits: Messrs. Liveris, Merszei and Gambrell are eligible for retiree medical and life insurance coverage similar to many other salaried U.S. employees.

2009 DOW PROXY STATEMENT 31

•
Retirement Plans: Participants have access, in accordance with elections and plan features, to the following retirement plan benefits:

•
Elective Deferral Plan benefits as shown in the Non-Qualified Deferred Compensation Table and accompanying narrative.

•
Pension benefits as shown in the Pension Benefits Table and described in the accompanying narrative. Participants in DEPP and ESRP are paid a monthly annuity. Participants in KEIP have additional lump-sum features available.

•
Employee Savings Plan (Defined Contribution 401(k) plan).

•
Outstanding Long-Term Incentive Awards

•
Stock Options: Outstanding grants are retained in full. Vesting period remains unchanged; expiration periods are shortened to the earlier of the existing expiration date or five years.

•
Deferred Stock: Current year grants are prorated for the portion of year worked. Other grants are retained in full. Vesting and delivery dates remain unchanged.

•
Performance Shares: Current year grants are prorated for the portion of year worked. Other grants are retained in full. Vesting periods and delivery dates remain unchanged.

Involuntary Termination With Cause

Because all NEOs are currently retirement eligible, they will receive the same benefits under an Involuntary Termination with Cause as under retirement with the exception of incentive income, which may be recovered by the Company as described in the Executive Compensation Recovery Policy.

Involuntary Termination Without Cause

In addition to the benefits received due to retirement, as described above, the NEOs will receive the following benefits if involuntarily terminated without cause:

•
A lump-sum severance payment of two weeks per year of service (up to a maximum of 18 months) under the U.S. Severance Plan, plus 6 months base salary under the Executive Severance Supplement. The U.S. Severance Plan covers most salaried employees in the United States.

•
Outplacement Counseling and Financial/Tax Planning with a value of $30,300.

•
Eighteen months of health and welfare benefits at employee rates.

Change-in-Control

In addition to benefits received due to retirement, as described above, the NEOs will receive the following benefits if separated due to a change-in-control event as defined in the Compensation Discussion and Analysis:

•
A severance payment equal to two times the executive's base salary and target Performance Award (2.99 times for the CEO).

•
An additional two years of credited service and age for purposes of calculating retirement benefits (three years for the CEO).

•
A financial, tax, and outplacement allowance of $50,000.

•
Eighteen months of health and welfare benefits at employee rates.

•
Tax gross-up protection in the event severance exceeds statutory thresholds and becomes subject to an excise tax.

•
LTI awards in the form of Performance Shares and Deferred Stock will vest and be delivered as soon as possible after the change-in-control event. Stock Options will vest immediately.

32 2009 DOW PROXY STATEMENT

The following table summarizes the value of the incremental benefits to be received due to an Involuntary Termination without cause or a change-in-control event (as of December 31, 2008).

INVOLUNTARY TERMINATION OR CHANGE-IN-CONTROL VALUES

Name	Type of Benefit	Involuntary Termination Without Cause ($)	Change-in-Control ($)

Andrew Liveris	Severance	2,919,231	11,840,400

	Increase in Present Value of Pension	n/a	9,492,771

	Health & Welfare Benefits	7,632	7,632

	Outplacement & Financial Planning	30,300	50,000

	Total:	2,957,163	21,390,803

Geoffery Merszei	Severance	1,457,747	3,445,584

	Increase in Present Value of Pension	n/a	2,024,983

	Health & Welfare Benefits	9,540	9,540

	Outplacement & Financial Planning	30,300	50,000

	Total:	1,497,587	5,530,107

Michael Gambrell	Severance	1,357,037	3,088,224

	Increase in Present Value of Pension	n/a	2,265,485

	Health & Welfare Benefits	7,632	7,632

	Outplacement & Financial Planning	30,300	50,000

	Total:	1,394,969	5,411,341

Heinz Haller	Severance	1,198,681	2,985,936

	Increase in Present Value of Pension	n/a	219,676

	Health & Welfare Benefits	0	0

	Outplacement & Financial Planning	30,300	50,000

	Total:	1,228,981	3,255,612

William Banholzer	Severance	1,054,788	2,820,000

	Increase in Present Value of Pension	n/a	2,242,972

	Health & Welfare Benefits	10,581	10,581

	Outplacement & Financial Planning	30,300	50,000

	Total:	1,095,669	5,123,553

2009 DOW PROXY STATEMENT 33

Director Compensation

The following table lists the compensation provided to Dow's non-employee Directors in 2008.

DIRECTOR COMPENSATION FOR 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (a) (b)	Option Awards ($) (b) (c)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (d)	Total ($)

Arnold A. Allemang	115,000	106,342	—	—	221,342

Jacqueline K. Barton	125,000	106,342	10,562	2,213	244,117

James A. Bell	130,000	106,342	19,860	271	256,473

Jeff M. Fettig	130,000	106,342	10,562	—	246,904

Barbara H. Franklin	145,000	106,342	10,562	—	261,904

John B. Hess	115,000	106,342	19,860	—	241,202

Dennis H. Reilley	130,000	106,342	—	—	236,342

James M. Ringler	125,000	106,342	10,562	1,167	243,071

Ruth G. Shaw	115,000	106,342	19,860	545	241,747

Paul G. Stern	165,000	106,342	10,562	1,590	283,494

(a)
The March 5, 2008 grant date accounting fair value of Restricted Stock granted is $37.71 per share with a total value of $106,342 for each Director. Aggregate unvested Restricted Stock holdings are: Allemang 2,820; Barton 12,220; Bell 5,070; Fettig 11,070; Franklin 7,720; Hess 3,970; Reilley 2,820; Ringler 12,991; Shaw 5,070; Stern 12,220.

(b)
The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS 123R for awards granted pursuant to the Company's award and option plans. Assumptions used in the calculation of amounts related to equity awards are included in Note O of the Company's audited financial statements for the fiscal year ended December 31, 2008 included in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 20, 2009.

(c)
No Stock Options were granted in 2008. Aggregate historical option award holdings, all vested, are: Allemang 0; Barton 39,850; Bell 10,950; Fettig 19,650; Franklin 39,850; Hess 6,050; Reilley 0; Ringler 39,166; Shaw 10,950; Stern 39,850.

(d)
Consists exclusively of above-market non-qualified deferred compensation earnings.

Directors' fees as stated below are paid only to Directors who are not employees of the Company.

	Fees paid in 2008	Fees to be paid in 2009
Annual Retainer Fee:	$70,000 annually	$70,000 annually
Meeting Retainer Fee:	$45,000 annually	$45,000 annually
Audit Committee Chairmanship:	$15,000 annually	$15,000 annually
All Other Committee Chairmanships:	$10,000 annually	$10,000 annually
Audit Committee Membership:	$15,000 annually	$15,000 annually
Presiding Director Service:	$25,000 annually	$25,000 annually

2003 Non-Employee Directors' Stock Incentive Plan

The 2003 Non-Employee Directors' Stock Incentive Plan provides for an annual grant of Restricted Stock and Stock Options to each non-employee Director on March 5 of each year, and allows for occasional additional individual grants of Stock Options, Restricted Stock, Deferred Stock or some combination thereof, at the discretion of the Board of Directors. There were no additional grants in 2008. In 2008, each non-employee Director received 2,820 shares of Restricted Stock, with provisions limiting transfer while serving as a Director of the Company, and, at a minimum, for two years from the date of grant.

As a guideline, non-employee Directors should own common stock of the Company equal in value to at least four times the amount of the annual Board retainer fee, with a four-year time period after first election to achieve this level.

34 2009 DOW PROXY STATEMENT

Non-employee Directors who join the Board of Directors after the March 5 annual grants of Restricted Stock and Stock Options for that year and prior to December 31 of that year are eligible to receive a one-time cash payment ("New Director Retainer") within 30 days of the effective date of their election as a Director. The intent of this New Director Retainer is to encourage a new Director to make an initial investment in the stock of the Company. The amount of the New Director Retainer is calculated from the net present value of the cash equivalent of that year's Restricted Stock grant and Stock Option grant, awarded under the 2003 Non-Employee Directors' Stock Incentive Plan, with stock values based on the then current price of Company stock. It is based on months of Board service for the first year, and is therefore pro-rated for the number of months remaining in the calendar year.

Non-Employee Director Deferred Compensation Plan

Non-employee Directors may choose prior to the beginning of each year to have all or part of their fees credited to a deferred compensation account as participants in The Dow Chemical Company Voluntary Deferred Compensation Plan for Non-Employee Directors effective January 1, 2005. At the election of the Director, fees are deferred into one of several hypothetical investment accounts that accrue investment returns according to the account selected. Investment choices include a fund with interest equivalent to 125% of the 120-month rolling average of ten-year U.S. Treasury Notes, a phantom Dow stock account tracking the market value of Dow Common Stock with market dividends paid and reinvested, as well as funds tracking the performance of several mutual funds. These funds are identical to funds offered as part of the Elective Deferral Plan for management level employees. Such deferred amounts will be paid in installments as elected by the Director at the time of deferral commencing in July following the Director's termination of Board service, in the following July or in July of the calendar year following the Director's 72nd birthday. If the Director elects to receive payment in July following his or her 72nd birthday and if he or she remains on the Board beyond his or her 72nd birthday, payments shall start in the July following termination of Board service.

Compensation of Non-Management Employee Directors

Employee Directors, who leave executive management, but remain as active employees and as Directors of the Company, are paid according to a fixed formula determined in advance by the Board of Directors pursuant to the Retirement Policy for Employee Directors ("RPED"). This fixed compensation for such Directors is designed to enhance effective Board service by providing independence from current management. As active employees, participants in the RPED are eligible for certain standard employee benefits, but are not eligible to participate in the Performance Award program, receive new LTI grants, or participate in the Employees' Stock Purchase Plan. Employee Directors are not eligible for any non-employee Director compensation described above. Mr. Arnold Allemang was a participant in the RPED and received $422,227 in compensation in 2008.

In the event of a change-in-control, employee Directors participating in RPED will receive a lump sum payment in an amount equal to the net present value of the remaining benefit.

Business Travel Accident Insurance for Non-Employee Directors

Dow has a rider on its Business Travel Accident insurance policy covering each non-employee Director for $300,000, which will cover accidental death and dismemberment if the Director is traveling on Dow business.

2009 DOW PROXY STATEMENT 35

Equity Compensation Plan Table

EQUITY COMPENSATION PLAN INFORMATION

	(1)	(2)		(3)

Plan Category	# of securities to be issued upon exercise of outstanding options, warrants, rights	Weighted-average exercise price of outstanding options, warrants, rights ($)		# of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))

Equity Compensation Plans Approved by Security Holders	61,703,883	40.44	(a)	79,408,406	(b)

Equity Compensation Plans Not Approved by Security Holders (c)	191,950	34.85		—

Total (d)	61,895,833	40.04		79,408,406

As of December 31, 2008

(a)
Calculation does not include outstanding Performance Shares that have no exercise price.

(b)
The 1988 Award and Option Plan provides that the number of shares available for grant in any calendar year is equal to 1.5% of the total shares of common stock outstanding on the first day of the year, plus 50% of the shares available for grant but not granted under the plan in each of the previous three years, plus up to 50% of the subsequent year's allocation. As a result of this formula, 50% of the shares first allocated but not granted in a year cease to be available for grant in the following year, and the remaining 50% cease to be available for grant after an additional two years. Shares available for grant under other stockholder-approved plans are also included.

(c)
Includes 56,250 and 135,700 outstanding stock options issued prior to 2005 under The Dow Chemical Company 1994 Non-Employee Directors' Stock Plan (the "1994 Plan") and the 1998 Non-Employee Directors' Stock Incentive Plan (the "1998 Plan"), respectively. The 1994 Plan previously allowed the Company to grant up to 300,000 options, and the 1998 Plan previously allowed the Company to grant up to 600,000 options. Both plans limited eligibility to non-employee directors, and both plans provided that options were granted pursuant to a formula and had ten-year terms. No further grants will be issued under either plan.

(d)
Does not include options to acquire 3,264,361 shares of stock with a weighted-average exercise price of $32.63 that were assumed in connection with the Union Carbide Corporation merger in 2001.

36 2009 DOW PROXY STATEMENT

BENEFICIAL OWNERSHIP OF COMPANY STOCK

The following table presents the beneficial ownership of Dow's Common Stock as of February 19, 2009, except as noted, for (i) each Director of the Company, (ii) each executive officer of the Company listed in the Summary Compensation Table, (iii) all Directors and executive officers as a group, and (iv) each person beneficially owning more than 5% of the outstanding shares of Dow's Common Stock.

Name	Current Shares Beneficially Owned (a)		Rights to Acquire Beneficial Ownership of Shares (b)	Total	Percent of Shares Beneficially Owned

A. A. Allemang	347,298.8		127,500.0	474,798.8	*
W. F. Banholzer	56,663.5		277,728.0	334,391.5	*
J. K. Barton	16,010.0		36,550.0	52,560.0	*
J. A. Bell	5,570.0		10,950.0	16,520.0	*
J. M. Fettig	11,070.0		19,650.0	30,720.0	*
B. H. Franklin	19,530.6		36,550.0	56,080.6	*
M. R. Gambrell (c)	93,471.4		474,459.0	567,930.4	*
H. Haller	27,627.3		187,149.0	214,776.3	*
J. B. Hess	82,270.0		6,050.0	88,320.0	*
A. N. Liveris	208,142.9		1,381,622.0	1,589,764.9	*
G. E. Merszei	54,846.8		654,189.0	709,035.8	*
D. H. Reilley	8,420.0		0.0	8,420.0	*
J. M. Ringler	16,224.2		39,166.0	55,390.2	*
R. G. Shaw	6,690.0		10,950.0	17,640.0	*
P. G. Stern	23,660.0		36,550.0	60,210.0	*
Group Total	977,495.5		3,299,063.0	4,276,558.5	0.44%
All Directors and Executive Officers as a Group (23 persons)	1,449,868.7		4,642,616.0	6,082,584.7	0.63%
Certain Other Owners:
Dodge & Cox	54,350,284	(d)	—	54,350,284.0	5.88%

(a)
In addition to shares held in sole name, this column includes all shares held by a spouse and other members of the person's immediate family who share a household with the named person. This column also includes all shares held in trust for the benefit of the named party in The Dow Chemical Company Employees' Savings Plan. Beneficial ownership of some or all of the shares listed may be disclaimed.

(b)
This column includes any shares that the person could acquire through 4/19/2009, by (1) exercise of an option granted by Dow; (2) Performance Shares granted by Dow to be delivered prior to 4/19/2009; or (3) payment of any balance due under a subscription in The Dow Chemical Company 2003-2013 Employees' Stock Purchase Plan. To the extent that these shares have not been issued as of the record date, they cannot be voted at the Meeting.

(c)
Mr. Gambrell has 10,000 shares of Dow Common Stock in a margin account. There is an outstanding extension of credit against this account.

(d)
Based on a Schedule 13G filed by Dodge & Cox on February 11, 2009 with the U.S. Securities and Exchange Commission reporting beneficial ownership as of December 31, 2008. Dodge & Cox has sole voting power over 50,965,169 shares, shared voting power with respect to 133,128 shares and sole dispositive power with respect to all such shares. Dodge & Cox's address is 555 California Street, 40th Floor, San Francisco, CA 94104.

*
Less than 0.16% of the total shares of Dow Common Stock issued and outstanding.

2009 DOW PROXY STATEMENT 37

Agenda Item 2

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

RESOLVED, that the appointment of Deloitte & Touche LLP to audit the 2009 consolidated financial statements and related internal control over financial reporting of The Dow Chemical Company and its subsidiaries, made by the Audit Committee with the concurrence of the Board of Directors, is hereby ratified.

The Company Bylaws provide that the selection of the independent registered public accounting firm must be presented for stockholder ratification or rejection at the Annual Meeting. The Audit Committee has appointed, and the Board has concurred subject to your ratification, Deloitte & Touche LLP to audit and report on the consolidated financial statements and related internal control over financial reporting of Dow and its subsidiaries for 2009. Deloitte & Touche LLP served as Dow's independent registered public accounting firm for 2008. Deloitte & Touche LLP has offices at or near most of the locations where Dow operates in the United States and other countries.

Before making its determination on appointment, the Audit Committee carefully considers the qualifications and competence of candidates for the independent registered public accounting firm. For Deloitte & Touche LLP, this has included a review of its performance in prior years, its independence and processes for maintaining independence, the results of the most recent internal quality control review or Public Company Accounting Oversight Board inspection, the key members of the audit engagement team, the firm's approach to resolving significant accounting and auditing matters including consultation with the firm's national office, as well as its reputation for integrity and competence in the fields of accounting and auditing. Additional information may be found in the Audit Committee Report on page 49 and Audit Committee charter available on the Company's corporate governance website at www.DowGovernance.com.

The Audit Committee has expressed its satisfaction with Deloitte & Touche LLP. In February 2009, Deloitte & Touche LLP advised the Audit Committee that, like all other major accounting firms, it has been named as a defendant in a number of civil lawsuits, most of which are premised on allegations that financial statements issued by clients and reported on by the firm were incorrect. Deloitte & Touche LLP has further advised the Audit Committee that based on the firm's historical experience and understanding of the circumstances giving rise to such lawsuits, the firm does not believe that they will have a significant impact on the firm's ability to serve as the independent registered public accounting firm for the Company. The Audit Committee has concluded that the ability of Deloitte & Touche LLP to perform services for the Company is not adversely affected by such litigation.

Representatives of Deloitte & Touche LLP will attend the Annual Meeting and may make a statement if they wish. They will be available to answer stockholder questions at the Meeting.

Approval of this proposal to ratify the appointment of Deloitte & Touche LLP requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are not included. In the event that the selection of Deloitte & Touche LLP is not ratified by stockholders, the Audit Committee will take that into account in connection with any future decisions as to the selection of a firm to serve as the Company's auditors, although by law the Audit Committee has final authority over the determination of whether to retain Deloitte & Touche LLP or another firm at any time.

The Board of Directors unanimously recommends that stockholders vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for Dow and its subsidiaries for 2009.

(continued on next page)

38 2009 DOW PROXY STATEMENT

AGENDA ITEM 2 (continued)

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

For the years ended December 31, 2008 and 2007, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates. Audit and audit-related fees aggregated $29,242,000 and $22,816,000 for the years ended December 31, 2008 and 2007, respectively. Total fees for the independent registered public accounting firm were:

Type of Fees	2008	2007

	$ in thousands
Audit Fees (a)	$20,942	$20,840
Audit-Related Fees (b)	8,300	1,976
Tax Fees (c)	7,967	5,818
All Other Fees	5	0
TOTAL	$37,214	$28,634

(a)
The aggregate fees billed for the integrated audit of the Company's annual financial statements and audit of internal control over financial reporting, the reviews of the financial statements in quarterly reports on Form 10-Q, comfort letters, consents, statutory audits and other regulatory filings.

(b)
Primarily for audits of employee benefit plans' financial statements, due diligence procedures for acquired businesses, audits and reviews of divested businesses, and agreed-upon procedures engagements.

(c)
For preparation of expatriate employees' tax returns and related compliance services – $7,671,000 in 2008 and $5,584,000 in 2007; international tax compliance – $239,000 in 2008 and $170,000 in 2007; and corporate tax consulting – $57,000 in 2008 and $64,000 in 2007.

Agenda Item 3

STOCKHOLDER PROPOSAL ON CUMULATIVE VOTING

A stockholder has stated that its representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the name and address of the stockholder and the number of shares owned upon request directed to the Corporate Secretary. Dow is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, your Board unanimously recommends a vote AGAINST the following proposal.

Stockholder Resolution

RESOLVED: Cumulative Voting. Shareholders recommend that our Board take the steps necessary to adopt cumulative voting. Cumulative voting means that each shareholder may cast as many votes as equal to number of shares held, multiplied by the number of directors to be elected. A shareholder may cast all such cumulated votes for a single candidate or split votes between multiple candidates. Under cumulative voting shareholders can withhold votes from certain poor-performing nominees in order to cast multiple votes for others.

Statement of Stockholder

Cumulative voting won 54%-support at Aetna and greater than 51%-support at Alaska Air in 2005 and in 2008. It also received greater than 53%-support at General Motors (GM) in 2006 and in 2008. The Council of Institutional Investors www.cii.org recommended adoption of this proposal topic. CalPERS also recommend a yes-vote for proposals on this topic.

Cumulative voting allows a significant group of shareholders to elect a director of its choice – safeguarding minority shareholder interests and bringing independent perspectives to Board decisions. Cumulative voting also encourages management to maximize shareholder value by making it easier for a would-be acquirer to gain board representation. It is not necessarily intended that a would-be acquirer materialize, however that very possibility represents a powerful incentive for improved management of our company.

Please encourage our board to respond positively to this proposal.

(continued on next page)

2009 DOW PROXY STATEMENT 39

AGENDA ITEM 3 (continued)

Company's Statement and Recommendation

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

The Board of Directors has considered this proposal and does not believe that cumulative voting is in the best interests of the Company and its stockholders. Dow, like most other major corporations, provides that each share of common stock is entitled to one vote for each nominee for Director. In addition, in 2008, Dow's Board of Directors amended the Bylaws to adopt majority voting in uncontested Director elections. The Board of Directors believes that majority voting is the fairest way to elect the Company's Directors in uncontested elections, as well as the method most likely to produce a Board that will effectively represent the interests of all Dow's stockholders.

The Board of Directors believes that its majority voting standard fosters the election of a Board that represents the interests of all stockholders, not just those of particular groups. Dow's current approach of voting for Directors encourages each Director's sense of responsibility toward all the stockholders, without special commitments or loyalty to any special constituency. By contrast, cumulative voting gives a small number of stockholders a voice in director elections that is disproportionate to their economic investment in the Company. Thus, the cumulative voting proposal advanced by the proponent could potentially allow a small stockholder group to have a disproportionate effect on the election of Directors, possibly leading to the election of Directors who advocate the interests of just those stockholders who elected them, rather than the positions that are in the best interests of the Company and Dow's stockholders as a whole.

Finally, the Board of Directors believes that cumulative voting is unnecessary because the Company has strong governance provisions and practices in place, as described elsewhere in this proxy statement and in the Board's Corporate Governance Guidelines, and a longstanding reputation for being responsive to stockholder concerns. In addition to the adoption of majority voting in 2008, the Company eliminated supermajority voting provisions under its certificate of incorporation in 2007 and acted to eliminate its classified board in 2004. Finally, the adoption of cumulative voting would be inconsistent with the practice at most other public companies, as fewer than 10% of S&P 500 companies currently provide for cumulative voting.

For these reasons Dow believes that the best interests of the Company's stockholders are fairly served through the existing voting provisions and that this proposal will not benefit the Company or its stockholders. Accordingly, your Board unanimously recommends a vote AGAINST this proposal.

Vote Required

Approval of the resolution requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" and "against" are included, while abstentions and broker non-votes are not included.

Agenda Item 4

STOCKHOLDER PROPOSAL ON SPECIAL MEETINGS

A stockholder has stated that its representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the name and address of the stockholder and the number of shares owned upon request directed to the Corporate Secretary. Dow is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, your Board unanimously recommends a vote AGAINST the following proposal.

Stockholder Resolution

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call special shareowner meetings. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

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40 2009 DOW PROXY STATEMENT

AGENDA ITEM 4 (continued)

Statement of Stockholder

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings, management may become insulated and investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter is sufficiently important to merit prompt consideration.

Fidelity and Vanguard supported a shareholder right to call a special meeting. Governance ratings services, including The Corporate Library and Governance Metrics International, took special meeting rights into consideration when assigning company ratings.

This proposal topic also won impressive support at the following companies based on 2008 yes and no votes.

International Business Machines (IBM)	56%	Emil Rossi (Sponsor)
Merck (MRK)	57%	William Steiner
Kimberly-Clark (KMB)	61%	Chris Rossi
Occidental Petroleum (OXY)	66%	Emil Rossi
FirstEnergy Corp. (FE)	67%	Chris Rossi
Marathon Oil (MRO)	69%	Nick Rossi

The merits of this Special Shareowner Meetings proposal should also be considered in the context of the need for further improvements in our company's corporate governance and in individual director performance. In 2008 the following governance and performance issues were identified:

•
The Corporate Library (TCL) www.thecorporatelibrary.com, an independent research firm, rated our company "High Concern" in CEO pay with $18 million for Andrew Liveris.

•
Three directors, including Arnold Allemang and Geoffery Merszei, were insiders – Independence concern.

•
Our Lead Director, Paul Stern, had 16-years director tenure – Independence concern.

•
Two directors had 15-years tenure – Independence concerns:

  Jacqueline Barton
  Barbara Hackman Franklin

•
These Directors with more than 15-years tenure held 5 seats on our key audit, executive pay and nomination committees – Independence concern.

•
Our directors served on 7 boards rated "D" by The Corporate Library:

Andrew Liveris	Citigroup (C)
John Hess	Hess Corporation (HES)
James Ringler	Teradata (TDC)
James Ringler	FMC Technologies (FIT)
Ruth Shaw	Wachovia (WB)
Dennis Reilley	Covidien (COV)
Dennis Reilley	Marathon Oil (MRO)
•
Plus Dennis Reilley was rated a "Problem Director" by TCL due to his involvement with bankrupt Entergy Corporation and yet he served on our key audit and executive pay committees.

•
Our directors need only one-vote to be elected.

•
We had no shareholder right to:

  Cumulative voting.
  To act by written consent.
  Vote on executive pay.
  An independent Board Chairman.

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal.

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2009 DOW PROXY STATEMENT 41

AGENDA ITEM 4 (continued)

Company's Statement and Recommendation

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

Special stockholder meetings are significant undertakings that require considerable expense and management attention. Allowing 10% of the outstanding common stock to call a special meeting, as contemplated by the proposal, could allow a small minority of stockholders, who may not be focused on the long-term interests of all stockholders, to exert undue influence by causing the Company to hold one or more special meetings outside of the traditional annual meeting cycle, even if those stockholders are advocating an issue that is not supported by a majority of the Company's stockholders. A 10% threshold for calling special meetings thus could lead to tactics diverting the attention of the Board of Directors and management from the Company's day-to-day operations.

In contrast, while Delaware law does not require that stockholders have the ability to call special meetings, the Company's Bylaws provide that special meetings of stockholders may be called upon the written request of stockholders owning 50% or more of the Company's common stock. The Board of Directors believes that permitting the holders of 50% of the common stock to call special meetings provides an appropriate balance between ensuring the Board's accountability to a majority of stockholders and enabling the Board and management to operate the Company effectively.

In addition, the Board of Directors does not believe that there is merit to the proponent's contention that the ability of stockholders to call a special meeting is necessary to prevent the Board from becoming insulated from investors. Dow already is required to obtain stockholder approval for a wide variety of matters, including significant transactions, new equity compensation plans and amendments to the Company's Certificate of Incorporation. Moreover, the Board's governance practices and policies demonstrate its commitment to being accountable to the Company's investors. For example, all of the Company's directors are elected annually – Dow does not have a staggered or classified Board, where only a single class is up for election in any given year. In addition, in 2008 the Board amended the Bylaws to provide for majority voting for directors in uncontested elections, changing from a plurality voting standard. Finally, the Board has established the position of Presiding Director. Among other responsibilities, the Presiding Director serves as focal point for stockholder communications with the Company's independent Directors. Accordingly, the Board of Directors believes that the proposal should be evaluated in the context of the Company's overall corporate governance.

For these reasons Dow believes this proposal is unnecessary, that it would divert Company resources and deliver no benefit to stockholders. Accordingly, your Board unanimously recommends a vote AGAINST this proposal.

Vote Required

Approval of the resolution requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" and "against" are included, while abstentions and broker non-votes are not included.

Agenda Item 5

STOCKHOLDER PROPOSAL ON EXECUTIVE STOCK RETENTION

A stockholder has stated that its representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the name and address of the stockholder and the number of shares owned upon request directed to the Corporate Secretary. Dow is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, your Board unanimously recommends a vote AGAINST the following proposal.

Stockholder Resolution

RESOLVED, that stockholders of Dow Chemical Company ("Dow") urge the Compensation Committee of the Board of Directors (the "Committee") to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs until two years following the termination of their employment (through retirement or otherwise), and to report to stockholders regarding the policy before Dow's 2010 annual meeting of stockholders. The stockholders recommend that the Committee not adopt a percentage lower than 75% of net after-tax shares. The policy should address the permissibility of transactions such as hedging transactions which are not sales but reduce the risk of loss to the executive.

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42 2009 DOW PROXY STATEMENT

AGENDA ITEM 5 (continued)

Supporting Statement

Equity-based compensation is an important component of senior executive compensation at Dow. According to the Dow 2008 proxy statement, equity-based long-term incentives make up 66 percent of named executive officer compensation and are used to align executive actions with long-term management and stockholder goals. Dow's most recent proxy statement disclosed that the five named executive officers owned only 403,366 shares outright as of February 19, 2008, .043% of shares outstanding on that date. Thus, we believe that the alignment benefits touted by Dow are not being fully realized.

We believe there is a link between stockholder wealth and executive wealth that correlates to direct stock ownership by executives. According to an analysis conducted by Watson Wyatt Worldwide, companies whose CFOs held more shares generally showed higher stock returns and better operating performances. (Alix Stuart, "Skin in the Game," CFO Magazine (March 1, 2008))

Requiring senior executives to hold a significant portion of shares obtained through compensation plans after the termination of employment would focus them on Dow's long-term success and would better align their interests with those of Dow stockholders. In the context of the current financial crisis, we believe it is imperative that companies reshape their compensation policies and practices to discourage excessive risk-taking and promote long-term, sustainable value creation. A 2002 report by a commission of The Conference Board endorsed the idea of a holding requirement, stating that the long-term focus promoted thereby "may help prevent companies from artificially propping up stock process over the short-term to cash out options and making other potentially negative short-term decisions."

Dow has a minimum stock ownership guideline requiring executives to own a number of shares of Dow stock as a multiple of salary. The executives covered by the policy have an initial four years in which to comply. We believe this policy does not go far enough to ensure that equity compensation builds executive ownership, especially given the extended time period for compliance. We also view a retention requirement approach as superior to a stock ownership guideline because a guideline loses effectiveness once it has been satisfied.

We urge stockholders to vote for this proposal.

Company's Statement and Recommendation

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

This proposal requests that the Compensation and Leadership Development Committee of the Board of Directors (the "Committee") convert a significant portion of the Company's equity compensation arrangements into a form of deferred compensation or retirement plan. The Board believes that the proposal would result in an overemphasis on post-retirement compensation and undermine the effectiveness of the Company's existing executive compensation programs. As addressed in the Compensation Discussion and Analysis section of this Proxy Statement, stock ownership is a fundamental element of the Company's compensation program and provides an essential source of incentives and motivation to our executives. The Board of Directors believes that the Company's equity compensation policies have been essential to attracting and retaining talented executives and in motivating them to manage toward long term value for the Company's stockholders.

The Company's executive compensation program is carefully balanced to provide a competitive level of at-risk and performance-based incentives through a combination of equity awards that includes stock options, performance shares and deferred shares. The use of equity awards demonstrates the Board of Directors' belief that executive stock ownership aligns the executives' interests with those of the stockholders by ensuring that executives have an interest in the long-term performance of the Company and an investment in the future of the Company. Consistent with this belief in the value and importance of equity compensation, the Committee has established stock ownership guidelines for executives as outlined in detail in the "Executive Stock Ownership Guidelines" section in this Proxy Statement. Dow's stock ownership guidelines have been in place since 1998 and are reviewed periodically against external market practices. Dow's ownership requirements are in the top quartile of market practice for both the base salary multiple and the time required to meet ownership targets. Dow's CEO and Dow senior executives significantly exceed the ownership guidelines

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2009 DOW PROXY STATEMENT 43

AGENDA ITEM 5 (continued)

by an average of over 65% and the guideline is met well before the four-year requirement. Dow's CEO is expected to hold six times his base salary in Dow shares versus the market practice of four to five times base salary and at the last measurement period, Mr. Liveris was 65% over Dow's guideline. Dow's other NEOs are expected to hold four times base salary versus the market practice of three times base salary. These guidelines have to a large degree effectively achieved the result that would be mandated under this proposal, as the Company's senior executives in practice tend to hold their stock options for their full terms and have retained a large percentage of the net (after-tax) shares awarded to them. As a result, executives are able to own meaningful levels of stock while still maintaining the ability to manage their personal financial affairs.

The Board of Directors believes that these existing programs have achieved the right balance between providing executives with meaningful compensation in the form of equity awards and also ensuring that they have an appropriate investment in the Company's future. Adopting this proposal would constrain the Committee's ability to utilize significant at-risk equity components because a requirement to hold such awards through termination of employment would mean that executives would not have access to a majority of the equity component of compensation until two years after they retire or otherwise cease to be employed by the Company. In addition, by requiring retention for a period of two years following termination of employment, executives who have been successful in enhancing stockholder value may choose to leave the Company earlier than they otherwise would if they are interested in sharing in the value they have helped to create by selling any of their shares.

The Board of Directors remains committed to the design and implementation of equity compensation programs and stock ownership guidelines that best align the interests of the Company's leadership with those of the stockholders while providing competitive compensation that requires executives to own a significant portion of Company stock while ensuring appropriate personal flexibility and aligning the long-term interests of employees and stockholders.

For these reasons Dow believes this proposal is unnecessary and undesirable and could have adverse consequences for stockholders. Accordingly, your Board unanimously recommends a vote AGAINST this proposal.

Vote Required

Approval of the resolution requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" and "against" are included, while abstentions and broker non-votes are not included.

Agenda Item 6

STOCKHOLDER PROPOSAL ON SAY ON EXECUTIVE PAY

A stockholder has stated that its representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the name and address of the stockholder and the number of shares owned upon request directed to the Corporate Secretary. Dow is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, your Board unanimously recommends a vote AGAINST the following proposal.

Stockholder Resolution

RESOLVED, that shareholders request our board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers set forth in the proxy statement's Summary Compensation Table and the accompanying narrative disclosure of material factors provided to understand the Summary Compensation Table (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any named executive officers.

Investors are increasingly concerned about mushrooming executive pay especially when it is insufficiently linked to performance. In 2008, shareholders filed close to 100 "Say on Pay" resolutions. Votes on these resolutions averaged 43% in favor, with ten votes over 50%, demonstrating strong shareholder support.

To date eight companies have agreed to an Advisory Vote, including Verizon, MBIA, H&R Block, Blockbuster, and Tech Data. TIAA-CREF, the country's largest pension fund, has successfully utilized the Advisory Vote twice.

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44 2009 DOW PROXY STATEMENT

AGENDA ITEM 6 (continued)

On the other hand shareholders at Wachovia and Merrill Lynch did not support 2008 "Say on Pay" ballot proposals. Now these shareholders don't have much of a say on anything.

Influential proxy voting service RiskMetrics Group, recommends votes in favor, noting: "RiskMetrics encourages companies to allow shareholders to express their opinions of executive compensation practices by establishing an annual referendum process. An advisory vote on executive compensation is another step forward in enhancing board accountability."

The Council of Institutional Investors endorsed advisory votes and a bill to allow annual advisory votes passed the House of Representatives by a 2-to-1 margin. As presidential candidates, Senators Obama and McCain supported the Advisory Vote.

"There should be no doubt that executive compensation lies at the root of the current financial crisis," wrote Paul Hodgson for The Corporate Library www.thecorporatelibrary.com, an independent research firm. "There is a direct link between the behaviors that led to this financial collapse and the short-term compensation programs so common in financial services companies that rewarded short-term gains and short-term stock price increases with extremely generous pay levels."

The following executive pay and performance issues were identified at our company in 2008:

•
The Corporate Library rated our company "High Concern" in executive pay with $18 million for Andrew Liveris.

•
75% of our executive pay committee directors served on boards rated "D" by The Corporate Library:

John Hess	Hess Corporation (HES)
Ruth Shaw	Wachovia (WB)
James Ringler	Teradata (TDC)
James Ringler	FMC Technologies (FTI)
•
John Hess was a CEO serving on our executive pay committee which can lead to subjective practices.

•
Ruth Shaw was designated an "Accelerated Vesting" director by The Corporate Library due to speeding up stock options vesting to avoid recognizing the related cost.

The above concerns shows there is need for improvement. I urge our board to respond positively to this proposal.

Company's Statement and Recommendation

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

The Board of Directors urges stockholders to vote against this proposal for several reasons. The Board of Directors believes that an advisory vote on the Summary Compensation Table would provide the Board or management with valuable information as an up-or-down referendum but would not identify any particular elements of compensation with which stockholders may be concerned. The Compensation and Leadership Development Committee of the Board of Directors (the "Committee") establishes and monitors a thorough and transparent performance-based compensation program, and stockholders have clear and direct means of providing input on concerns on all matters (including executive compensation). As a result, a very general advisory vote as advocated by this proposal does not provide a meaningful addition or improvement to this process and may hinder the Company's ability to design appropriate and effective compensation programs.

Executive compensation is a complex process involving numerous careful decisions by the Committee regarding how to best tie compensation to Dow's specific business and goals. There is widespread concern that implementing a system like the one advocated by the proposal would lead to pressure to conform compensation programs to broader generic standards rather than tailoring these programs to the specific business and objectives of the Company. In addition, Dow is in a cyclical industry and understanding annual business goals in that context would be difficult and complex. By providing non-specific input in the form of an advisory vote, possibly based on voting guidelines developed by third parties and based on broad, non-company specific standards, the proposal would effectively limit the Committee's ability to calibrate and tailor the appropriate form and amount of compensation to reward long-term, strategic decisions and company results.

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2009 DOW PROXY STATEMENT 45

AGENDA ITEM 6 (continued)

The Company has established compensation programs that support pay-for-performance and place less emphasis on base salary than on performance-based awards and equity-based compensation. Our compensation programs are designed to attract, motivate, and retain the most talented executives and to reward them when achieving Company success in stockholder return, financial performance, and other operational measures. The Committee is comprised entirely of independent Directors who comply with the Company's strict corporate governance standards to establish and monitor compensation programs that are designed to achieve these goals. As a further example of this independence and commitment to corporate governance, the Committee has retained its own external consultant, Hewitt & Associates, to provide services to the Committee directly as a source of independent counsel on a full range of compensation issues including benchmarking and market practices to ensure an accurate reflection of the long-term investment interests of our stockholders.

Moreover, the Company believes the implementation of an advisory vote requirement is not necessary as stockholders have several means for relaying specific input on these issues by direct communications with Directors. Through the Compensation Discussion and Analysis and the detailed compensation tables presented in the Company's annual proxy statements, the Company explains the terms and basis for the executive compensation programs. As detailed throughout this Proxy Statement, the Company has provided many avenues for stockholders to provide feedback and input to the Directors on the Company's executive compensation programs and decisions, as with any other issue. Stockholders may communicate directly with the full Board, the Presiding Director, the non-management Directors as a group, or with specified individual Directors (including the chair of the Committee) by any one of several methods outlined above under "Communication with Directors."

For these reasons Dow believes this proposal is unnecessary, that it would divert Company resources and deliver no benefit to stockholders. Accordingly, your Board unanimously recommends a vote AGAINST this proposal.

Vote Required

Approval of the resolution requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" and "against" are included, while abstentions and broker non-votes are not included.

Agenda Item 7

STOCKHOLDER PROPOSAL FOR REPORT ON ENVIRONMENTAL
REMEDIATION IN MIDLAND AREA

A stockholder has stated that its representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the name and address of the stockholder and the number of shares owned upon request directed to the Corporate Secretary. Dow is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, your Board unanimously recommends a vote AGAINST the following proposal.

Stockholder Resolution

Whereas: In the Saginaw River downstream of Dow Chemical's Midland plant, dioxin levels have been measured above 1.6 million parts per trillion, the highest levels in the Great Lakes. The residential cleanup standard is 90 ppt. The Environmental Protection Agency (EPA) has charged Dow with delaying cleanup of downstream waterways and found significant deficiencies in the company's work plans; in 2007 EPA issued consent orders requiring immediate action to remove hazardous sediments from certain areas with some of the highest concentrations.

Dow's contamination stretches more than 50 miles through two river systems to the Saginaw Bay, which empties to Lake Huron, making it one of the largest contamination sites in the country. In August 2007, EPA also required Dow to take certain actions regarding the downstream migration of contaminants to Lake Huron.

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46 2009 DOW PROXY STATEMENT

AGENDA ITEM 7 (continued)

A Dow-funded study confirmed increased levels of dioxin in the blood of residents living in the contaminated floodplain near Dow, with median levels of dioxin in their blood 28 percent higher than a comparison group.

The Michigan Department of Environmental Quality (MDEQ) has warned Tittabawassee-area residents that regularly eating fish and game from the river can dramatically increase dioxin exposure; eating seven monthly meals of sport fish from the Tittabawassee River would increase exposure to dioxin by 3,900 percent.

Dow Chemical is being sued by individuals representing 2,000 residents living along the Tittabawassee River and flood plain, alleging that dioxin from the Midland plant threatened their health and lowered property values. The class-action lawsuit seeks damages possibly totaling $100 million dollars.

A National Academy of Science review affirmed dioxin's toxicity as a known human carcinogen. According to the report, "There does not appear to be a safe 'threshold' for dioxin's carcinogenic effects. Evidence has accumulated...that dioxin also causes many other health problems even at low levels, such as developmental problems in children, immunologic problems in children and adults, reproductive problems in adults, and diabetes." Dioxin has been called the 'new lead' because its effects on children can include impairments in basic functions, and because exposure is widespread.

Proponents believe that continued delays in thorough characterization and remediation of dioxin exposures near Dow's Midland facilities may lead to increased long term liabilities and reputational damage for Dow.

Resolved: Shareholders request that the Board of Directors issue a report to shareholders by April 2010, at reasonable cost and excluding confidential information, summarizing the pace and effectiveness of the environmental remediation process being undertaken by Dow in the vicinity of and downstream from its Midland headquarters.

Supporting Statement

Proponents believe that such report should include overall public exposure and environmental goals; estimates of the overall volume of dioxin contaminated soil and sediment alleged to be caused or affected by Dow Chemical and the portion that will have been removed or remediated on a year by year basis, for each of the next twelve years; methods of remediation; and effectiveness of those methods at removing dioxin from waterways, floodplains and the food chain.

Company's Statement and Recommendation

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

This proposal asks stockholders to vote in support of the publication of a new report summarizing the pace and effectiveness of the environmental remediation process being undertaken by Dow in the vicinity of and downstream from its Midland headquarters.

Dow's Board of Directors believes the proponents' request to issue a new report summarizing the pace and effectiveness of the environmental remediation process is duplicative of the regulatory process and of existing communications. These communications, as described below, apprise the public and interested stakeholders of Dow's current progress in the on-going process to address these legacy remediation issues.

Dow continues to work diligently with the U.S. Environmental Protection Agency ("EPA") and the Michigan Department of Environmental Quality ("MDEQ") to address the remediation issues raised by the proposal and is going through the appropriate regulatory procedures to develop and implement a remediation program. Beginning in December 2008, Dow has been negotiating with EPA and the MDEQ to investigate contamination in the river system. As described publicly by the EPA, the Superfund Alternative Site process that has been under discussion "encourages public involvement throughout the process." The intended outcome of these discussions is a signed agreement that would outline duties and responsibilities of the parties for investigating and addressing contamination along the river systems, building on work already done. The EPA has told the public that the agencies "expect Dow to develop cleanup options based on the sampling data" after which the agencies "would then work closely to pick one or more of the options." The EPA has further noted that the recommended clean up plan would be available for public review and comment before any final decision is reached. Additionally, in early March 2009 EPA deferred further negotiations in order to meet with citizen groups that have contacted EPA to discuss EPA's approach to the site. The EPA Administrator has indicated to these groups that the agency "is committed to making sure that decisions concerning the site provide meaningful opportunities for public involvement."

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2009 DOW PROXY STATEMENT 47

AGENDA ITEM 7 (continued)

Dow has regularly communicated, and continues to communicate, its plans and the anticipated effects of those plans as they become known. Specifically, Dow regularly assesses and discloses verifiable anticipated liabilities, including environmental liabilities as part of the required regulatory process governing any approach to be taken to resolve contamination situations. Additionally, as part of the current discussions with the EPA and the MDEQ, Dow will seek to negotiate a detailed Administrative Order and a highly detailed technical Scope of Work. When these plans are finalized, they will become publicly available as noted above.

Thus, while we are making tangible progress with the regulatory agencies, at this time the proposal is premature. There is no way to develop, with any degree of confidence, an assessment of the effectiveness of the environmental remediation process before the Remedial Investigation (which Dow anticipates will be an outgrowth of the current negotiations) has been completed, before feasibility studies for each potential remedy have been conducted, and before final remedies have been implemented and the effectiveness of these remedies has been validated. It will also be impossible to estimate volumes of soil and sediment that might be involved in this remediation project until the completion of the above described negotiations and work plans are proposed, defined and completed. In sum, it is simply too early to provide a report the proponents seek; it would at this point contain information that is speculative, at best.

Moreover, in their proposal above, the proponents base their request for a new report on statements which we believe have been taken out of context or are ill-informed.

For example, the proponents state that the University of Michigan's study confirmed increased levels of dioxin in the blood of residents living in the contaminated floodplain. This conclusion lacks important context. University of Michigan researchers combined the results of dioxin, furans and PCBs and concluded that the most significant factors contributing to combined dioxin, furan and PCB blood levels among people living in this area were that those residents tend to be older and heavier than people in the control group. Both age and body weight are well-known contributors to higher levels of dioxins. When the University of Michigan results take into account age and weight, blood levels of dioxin and furans are not elevated above the levels found in people living in areas where there is no known source of dioxin contamination.

We believe the proponents' statement about MDEQ warnings to Tittabawassee-area residents regarding consumption of fish and game from the river is similarly ill-informed. The current Michigan Department of Community Health ("MDCH") fish consumption advisory lists walleye, the preferred species for consumption from the Tittabawassee River, as a "safe fish for families" and allows "unlimited consumption of walleye under 22 inches" for adults. In addition, the University of Michigan dioxin exposure study determined that "eating fish, no matter whether it is sport-caught, store-bought or from a restaurant, is related to higher levels of dioxins in people's blood. This applies to fish both from the contaminated area in Midland/Saginaw and from outside the contaminated area."

Finally, we believe that statements about the findings of the National Academy of Sciences ("NAS") report on the EPA's Draft Dioxin Risk Reassessment are misleading and, in some cases, entirely inaccurate. Commenting on the relative human health risk of dioxin exposure, the NAS said, "The potential adverse effects of TCDD [2,3,7,8-Tetrachlorodibenzo dioxin], other dioxins, and dioxin-like compounds from long-term, low-level exposures to the general public are not directly observable and remain controversial." Contrary to proponents' statements that the report indicates "there does not appear to be a safe threshold for dioxin's carcinogenic effects," the NAS actually noted that EPA's sole reliance on non-threshold models for determining risk "lacked adequate scientific support."

For these reasons Dow believes this proposal is unnecessary and duplicative and would divert Company resources with little benefit to stockholders. Accordingly, your Board unanimously recommends a vote AGAINST this proposal.

Vote Required

Approval of the resolution requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" and "against" are included, while abstentions and broker non-votes are not included.

48 2009 DOW PROXY STATEMENT

AUDIT COMMITTEE REPORT

The Audit Committee (the "Committee") of the Board of Directors is comprised entirely of independent Directors who meet the independence, experience and other qualification requirements of the New York Stock Exchange ("NYSE") and the Company that are available on the Company's corporate governance website at www.DowGovernance.com, and are attached to this Proxy Statement as Appendix A. The Committee operates pursuant to a charter that is also available at www.DowGovernance.com.

The Board has determined that all of the Committee members are financially literate and are audit committee financial experts as defined by the applicable standards.

The Committee had nine meetings during 2008, five of which were in-person meetings that included separate executive sessions of the Committee with the lead client service partner of the independent registered public accounting firm, the internal auditor, management and among the Committee members themselves. Four of the meetings were conference calls related to the Company's earnings announcements and periodic filings. Numerous other informal meetings and communications among the Chair, various Committee members, the independent registered public accounting firm, the internal auditor and/or members of the Company's management also occurred.

On behalf of the Board of Directors, the Committee oversees the Company's financial reporting process and its internal control over financial reporting, areas for which management has the primary responsibility. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States and for issuing its report on the Company's internal control over financial reporting.

In this context, the Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements and the quarterly unaudited financial statements, matters relating to the Company's internal control over financial reporting and the processes that support certifications of the financial statements by the Company's Chief Executive Officer and Chief Financial Officer.

Among other items, the Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the standards of the Public Company Accounting Oversight Board. The Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and discussed with them their independence from the Company and its management. In addition, the Committee has received written materials addressing Deloitte & Touche LLP's internal quality control procedures and other matters as required by the NYSE listing standards.

Further, the Committee has pre-approved all audit, audit-related and permitted non-audit services provided by the independent registered public accounting firm to the Company and the related fees for such services, and has concluded that such services are compatible with the auditors' independence. The Committee's charter allows delegation of the authority to pre-approve audit, audit-related and permitted non-audit services by the independent registered public accounting firm to a subcommittee consisting of one or more Committee members, provided that such subcommittee decisions be presented to the full Committee at its next scheduled meeting.

Relying on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements and management's assertion on internal control over financial reporting be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the U.S. Securities and Exchange Commission. The Committee has also selected Deloitte & Touche LLP as the Company's independent registered public accounting firm for the Company and its subsidiaries for 2009. The Board of Directors has concurred on that selection and has presented the matter to the stockholders of the Company for ratification.

Audit Committee

Barbara H. Franklin, Chair James A. Bell Jeff M. Fettig	Dennis H. Reilley Paul G. Stern

2009 DOW PROXY STATEMENT 49

OTHER GOVERNANCE MATTERS

Future Stockholder Proposals

If you satisfy the requirements of the U.S. Securities and Exchange Commission (the "Commission") and wish to submit a proposal to be considered for inclusion in the Company's proxy material for the 2010 Annual Meeting, please send it to the Corporate Secretary.* Under the rules of the Commission, proposals must be received no later than the close of business on December 1, 2009.

Future Annual Meeting Business

Under the Company's Bylaws, if you wish to raise items of proper business at an Annual Meeting you must give advance written notification to the Corporate Secretary.* For the 2010 Annual Meeting, written notice must be given between December 1, 2009, and January 30, 2010. However, if the annual meeting is called for a date that is not within 30 days before or after the anniversary of the prior year's annual meeting, to be timely such notice by the stockholder must be so received not later than the close of business on the tenth day following the day such notice was distributed or public disclosure of the date of the annual meeting was made, whichever first occurs. Such notices must comply with the Bylaws provisions and include your name and address, representation that you are a holder of common stock entitled to vote at such Meeting and intend to appear in person or by proxy at the Meeting, disclosure of any material interest in such business, description of the business proposed, and the reasons for conducting such business. A copy of the Bylaws may be found on the Company's website at www.DowGovernance.com. Alternatively one will be sent without charge to any stockholder who sends a written request to the Corporate Secretary.*

Multiple Stockholders with the Same Address

In accordance with a notice sent previously to stockholders with the same surname who share a single address, only one Proxy Statement and accompanying Annual Meeting materials will be sent to an address unless contrary instructions were received from any stockholder at that address. This practice, known as "householding," is designed to reduce printing and postage costs. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the practice. If you are a registered stockholder, you may revoke your consent at any time by sending your name and your investor identification number to Dow's stock transfer agent, BNY Mellon Shareowner Services, P.O. Box 358015, Pittsburgh, PA 15242-8015. You may also call BNY Mellon toll-free at 800-369-5606 in the United States and Canada to revoke your consent. If you hold your stock in street name, you may revoke your consent to householding at any time by contacting Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717, or 800-542-1061. If you are a registered stockholder receiving multiple copies of these materials at the same address or if you have a number of accounts at a single brokerage firm, you may submit a request to receive a single copy of materials in the future.

Copies of Proxy Material and Form 10-K

Dow's Proxy Statement and Annual Report on Form 10-K are posted on Dow's website at www.DowGovernance.com/proxy. Stockholders may receive printed copies of each of these documents without charge by contacting the Company's Investor Relations Office at 800-422-8193 or 989-636-1463, or 2030 Dow Center, Midland, MI 48674.

Internet Delivery of Proxy Materials

Stockholders may consent to receive their Proxy Statement and other Annual Meeting materials in electronic form rather than in printed form. This results in faster delivery of the documents and significant savings to the Company by reducing printing and mailing costs. Registered stockholders may provide their consent for electronic delivery by choosing MLinkSM through Investor Service Direct® at www.bnymellon.com/shareowner/isd. Most holders in street name may provide their consent for electronic delivery while voting on the Internet at www.proxyvote.com. If you previously consented to electronic delivery, but have since changed your email address, please update this information at www.bnymellon.com/shareowner/isd.

50 2009 DOW PROXY STATEMENT

Corporate Governance Documents

The Company's Code of Business Conduct, Board Committee charters and Corporate Governance Guidelines are available at www.DowGovernance.com. Stockholders may obtain a printed copy of these materials upon request by contacting the Office of the Corporate Secretary.*

Other Matters

The Board does not intend to present any business at the Meeting not described in this Proxy Statement. The enclosed proxy voting form confers upon the persons designated to vote the shares represented the discretionary authority to vote such shares in accordance with their best judgment. Such discretionary authority is with respect to all matters that may come before the Meeting in addition to the scheduled items of business, including matters incident to the conduct of the Meeting and any stockholder proposal omitted from the Proxy Statement and form of proxy. At the time that this Proxy Statement went to press, the Board of Directors was not aware of any other matter that may properly be presented for action at the Meeting, but the enclosed proxy form confers the same discretionary authority with respect to any such other matter.

Charles J. Kalil Executive Vice President, General Counsel and Corporate Secretary	Midland, Michigan March 31, 2009
*
Office of the Corporate Secretary, The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674, 989-636-1792 (telephone), 989-638-1740 (fax).

2009 DOW PROXY STATEMENT 51

Appendix A

DIRECTOR INDEPENDENCE

An "independent" Director is a Director whom the Board of Directors has determined has no material relationship with The Dow Chemical Company, or any of its consolidated subsidiaries (collectively, the "Company"), either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a Director is not independent if:

1.
The Director is, or has been within the last three years, an employee of the Company, or an immediate family member of the Director is, or has been within the last three years, an executive officer of the Company;

2.
The Director has received, or has an immediate family member who has received, during any 12-month period during the last three years, more than $100,000 in direct compensation from the Company (other than Board and committee fees, and pension or other forms of deferred compensation for prior service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of the Company is not considered for purposes of this standard;

3.
(a) The Director, or an immediate family member of the Director, is a current partner of the Company's external auditor; (b) the Director is a current employee of the Company's external auditor; (c) an immediate family member of the Director is a current employee of the Company's external auditor who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (d) the Director, or an immediate family member of the Director, was within the last three years (but is no longer) a partner or employee of the Company's internal or external auditor and personally worked on the Company's audit within that time;

4.
The Director, or an immediate family member of the Director, is a current employee of, or has any business relationship with, the Company's internal audit function;

5.
The Director, or an immediate family member of the Director, is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers serve or served at the same time on that company's compensation committee;

6.
The Director is a current executive officer or employee, or an immediate family member of the Director is a current executive officer, of another entity that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the consolidated gross revenues of the Company or the other entity; or

7.
The Director is an executive officer of a charitable or non-profit organization to which the Company has made contributions that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the charitable or non-profit organization's consolidated gross revenues.

An "immediate family" member includes a Director's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the Director's home.

52 2009 DOW PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 14, 2009 at 10:00 a.m. EDT

Midland Center for the Arts
1801 West St. Andrews, Midland, Michigan

Parking and Attendance

Complimentary self-parking is available at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. Seating is limited. Tickets of admission or proof of stock ownership are necessary to attend the Meeting as explained on page 1 of this Proxy Statement. Only stockholders may attend or one person holding a proxy for any stockholder or account (in addition to those named as Board proxies on the proxy forms). Proxy holders are asked to present their credentials in the lobby before the Annual Meeting begins. If you are unable to attend the Meeting, please listen to the live audio webcast at the time of the Meeting or the audio replay after the event, at www.DowGovernance.com.

About Dow

With annual sales of $58 billion and 46,000 employees worldwide, Dow is a diversified chemical company that combines the power of science and technology with the "Human Element" to constantly improve what is essential to human progress. The Company delivers a broad range of products and services to customers in around 160 countries, connecting chemistry and innovation with the principles of sustainability to help provide everything from fresh water, food and pharmaceuticals to paints, packaging and personal care products. References to "Dow" or the "Company" mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. More information about Dow can be found at www.dow.com

®™ Trademark of The Dow Chemical Company

Printed on recycled paper	Form No. 161-00721

Please mark your votes as indicated in this example	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AGENDA ITEMS 1 AND 2, AND AGAINST AGENDA ITEMS 3 THROUGH 7.

1. Election of 12 Directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
Nominees:
1.1 Arnold A. Allemang	☐	☐	☐	1.7 Andrew N. Liveris	☐	☐	☐	3.	Stockholder Proposal on Cumulative Voting	☐	☐	☐

1.2 Jacqueline K. Barton	☐	☐	☐	1.8 Geoffery E. Merszei	☐	☐	☐	4.	Stockholder Proposal on Special Meetings	☐	☐	☐

1.3 James A. Bell	☐	☐	☐	1.9 Dennis H. Reilley	☐	☐	☐	5.	Stockholder Proposal on Executive Stock Retention	☐	☐	☐

1.4 Jeff M. Fettig	☐	☐	☐	1.10 James M. Ringler	☐	☐	☐	6.	Stockholder Proposal on Say on Executive Pay	☐	☐	☐

1.5 Barbara H. Franklin	☐	☐	☐	1.11 Ruth G. Shaw	☐	☐	☐	7.	Stockholder Proposal on Environmental Remediation in the Midland Area	☐	☐	☐

1.6 John B. Hess	☐	☐	☐	1.12 Paul G. Stern	☐	☐	☐

2.	Ratification of the Appointment of the Independent Registered Public Accounting Firm				☐	☐	☐

Mark Here for Address	☐	I/We will attend Meeting ☐
Change or Comments
SEE REVERSE

Signature	Signature	Date

Please sign exactly as name or names appear above. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.

  FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

INTERNET http://www.eproxy.com/dow
The Dow Chemical Company	Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-580-9477

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. Your 2009 Annual Meeting materials are enclosed and may be found on:

http://www.DowGovernance.com/proxy

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

PROXY AND VOTING INSTRUCTION FORM

THIS FORM IS SOLICITED ON BEHALF OF THE DOW BOARD OF DIRECTORS

I/We hereby appoint Jacqueline K. Barton, Barbara H. Franklin and Geoffery E. Merszei, jointly and severally, proxies, with full power of substitution, to vote all shares of common stock of THE DOW CHEMICAL COMPANY that I/we may be entitled to vote at the Annual Meeting of Stockholders to be held at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan, on May 14, 2009, at 10:00 a.m. EDT and at any adjournment thereof, on the following matters and upon such other business as may properly come before the Meeting.

Such proxies are directed to vote as specified on the reverse side, or if no specification is made, FOR Agenda Items 1 and 2 and AGAINST Agenda Items 3 through 7, and to vote in accordance with their discretion on such other matters as may properly come before the Meeting. To vote in accordance with the Dow Board of Directors’ recommendations, just sign and date on the reverse side—no voting boxes need to be checked.

NOTICE TO PARTICIPANTS IN EMPLOYEES’ SAVINGS PLANS

This card also constitutes voting instructions for participants in The Dow Chemical Company Employees’ Savings Plan and The Dow Chemical Company Employee Stock Ownership Plan (the “Plans”). Your signature on the reverse side of this form will direct the respective Trustee to vote all shares of common stock credited to your account at the Meeting and at any adjournment thereof. According to its Confidential Voting Policy, Dow has instructed the Trustees and their agents not to disclose to the Dow Board or management how individuals in the Plans have voted. If no instructions are provided, the respective Trustee will vote the respective Plan shares according to the Plan provisions.

Form must be signed and dated on the reverse side.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

FOLD AND DETACH HERE

Annual Meeting of Stockholders

The Dow Chemical Company

May 14, 2009 — 10:00 a.m. EDT

Midland Center for the Arts

1801 West St. Andrews, Midland, Michigan

Ticket is not transferable.

Cell phones, cameras and recording devices

are not permitted at the Meeting.

TICKET OF ADMISSION

The Annual Meeting of Stockholders of The Dow Chemical Company will be held on Thursday, May 14, 2009, at 10:00 a.m. EDT at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. Items of business are:

1.  Election of twelve Directors named in the Proxy Statement.

2.  Ratification of the Independent Registered Public Accounting Firm.

3.  Five proposals submitted by stockholders.

The Board of Directors recommends a vote FOR Agenda Items 1 and 2, and AGAINST Agenda Items 3 through 7.

Only stockholders who held shares of record as of the close of business on March 16, 2009, are entitled to receive notice of and to vote at the Meeting or any adjournment thereof.

Your vote is important. Whether or not you plan on attending the Meeting, please vote your shares as soon as possible on the Internet, by telephone or by mailing this form.